UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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HAYES LEMMERZ INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HAYES LEMMERZ INTERNATIONAL, INC.
15300 Centennial Drive
Northville, Michigan 48168
www.hayes-lemmerz.com

May 31, 2007

To Our Stockholders:

I am pleased to invite you to attend the 2007 Annual Meeting of Stockholders of Hayes Lemmerz International, Inc. to be held on July 17, 2007 at 8:00 a.m. Eastern Time, at the Westin Detroit Metropolitan Airport, 2501 Worldgateway Place, Romulus, Michigan 48242, for the following purposes:

1. To elect two Class I Directors to serve on the Board of Directors for a three-year term;

2.	To vote on a proposal to approve an amendment to our Long Term Incentive Plan to increase the number of shares reserved for the issuance of awards under the Long Term Incentive Plan from 3,734,554 shares to 9,734,554.

3.	To ratify the selection of KPMG LLP as our independent auditors for our fiscal year ending January 31, 2008; and

4.	To transact such other business that may properly come before the meeting or any adjournment or postponement thereof.

It is important that your shares be voted, regardless of whether you are able to attend the Annual Meeting. To be sure that your shares are represented, please sign and mail the enclosed proxy card promptly. This will not prevent you from voting your shares in person if you choose to do so. Details regarding the business to be conducted at the Annual Meeting are fully described in the accompanying Notice of Annual Meeting and Proxy Statement. We hope you will read the Proxy Statement and submit your proxy.

Our Board of Directors and management thank you for your ongoing support and continued interest in Hayes Lemmerz.

Sincerely,

/s/    Curtis J. Clawson

Curtis J. Clawson
President, Chief Executive Officer and
Chairman of the Board of Directors

The Proxy Statement and the accompanying proxy card are expected to be first mailed to stockholders on or about June 8, 2007.

HAYES LEMMERZ INTERNATIONAL, INC.
15300 Centennial Drive
Northville, Michigan 48168

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 17, 2007

TIME:	8:00 a.m. Eastern Daylight Savings Time

PLACE:	Westin Detroit Metropolitan Airport, 2501 Worldgateway Place, Romulus, Michigan 48242

ITEMS OF BUSINESS:	• To elect two Class I Directors to serve on the Board of Directors for a three-year term.

• To vote on a proposal to approve an amendment to our Long Term Incentive Plan to increase the number of shares reserved for the issuance of awards under the Long Term Incentive Plan from 3,734,554 shares to 9,734,554.

• To ratify the selection of KPMG LLP as our independent auditors for our fiscal year ending January 31, 2008.

• To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

RECORD DATE:	Stockholders of record of Hayes Lemmerz International, Inc. at the close of business on May 29, 2007 are entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

VOTING BY PROXY:	Whether or not you expect to attend the Annual Meeting in person, you are urged to please mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. For specific instructions, please refer to the section of the Proxy Statement entitled Questions and Answers about the Annual Meeting beginning on page 1 and the instructions on the proxy card.

By Order of the Board of Directors

By:	/s/ Patrick C. Cauley
Patrick C. Cauley
Vice President, General Counsel and
Secretary

Northville, Michigan 48168
May 31, 2007

2007 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

HAYES LEMMERZ INTERNATIONAL, INC.
15300 Centennial Drive,
Northville, Michigan 48168

PROXY STATEMENT

This Proxy Statement contains information relating to the Annual Meeting of Stockholders of Hayes Lemmerz International, Inc., a Delaware corporation (the “Company”), to be held on July 17, 2007, beginning at 8:00 a.m. Eastern Time, at the Westin Detroit Metropolitan Airport, 2501 Worldgateway Place, Romulus, Michigan 48242 and at any adjournment of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the following proposals:

•	The election of two Class I Directors to serve on the Board of Directors for a three-year term.

•	Approval of an amendment to our Long Term Incentive Plan to increase the number of shares reserved for the issuance of awards under the Long Term Incentive Plan from 3,734,554 shares to 9,734,554.

•	The ratification of the selection of KPMG LLP as our independent auditors for our fiscal year ending January 31, 2008.

•	Any other business that may properly come before the meeting or any adjournment or postponement thereof.

In addition, our management will respond to questions from stockholders.

What shares can I vote?

All shares of our common stock owned by you as of the close of business on the record date, May 29, 2007, may be voted by you. These shares include shares held directly in your name as the stockholder of record and shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are different procedures for voting shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. If you do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each item?” below.

How can I vote my shares in person at the meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held beneficially in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee. You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.

Can I change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, you may change your vote with respect to shares held of record by you at any time prior to the close of voting at the Annual Meeting by filing a notice of revocation with our Corporate Secretary at 15300 Centennial Drive, Northville, Michigan 48168, by submitting a duly executed proxy bearing a later date or by attending the meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy; you must vote your shares at the meeting.

If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote on the record date will constitute a quorum. At the close of business on the record date, 39,648,456 shares of our common stock were issued and outstanding. Proxies received but marked as abstentions and broker non-votes (i.e., shares held of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion) will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of a quorum.

Why are we amending the Long Term Incentive Plan?

We are amending the Long Term Incentive Plan to increase the number of shares available for the grant of awards under the Long Term Incentive Plan by 6,000,000 shares. We currently do not have a sufficient number of shares available under the Long Term Incentive Plan to provide competitive equity incentives necessary to attract and retain talented employees. We believe that increasing the reserve of shares with respect to which equity incentives may be granted will provide us with adequate flexibility to ensure that we can continue to attract and retain employees of outstanding ability. Without the increase in shares, we believe we will be unable to continue to offer competitive compensation to attract and retain key personnel. For more information regarding the proposed amendment to the Long Term Incentive Plan, see “Proposal 2 — Amendment of Long Term Incentive Plan” at page 7.

What are the Board of Directors’ recommendations?

The Board of Directors recommends a vote:

•	“FOR” the election of Curtis J. Clawson and George T. Haymaker, Jr. to serve as Class I Directors on our Board of Directors.

•	“FOR” the proposal to approve an amendment to our Long Term Incentive Plan to increase the number of shares reserved for the issuance of awards under the Long Term Incentive Plan from 3,734,554 shares to 9,734,554.

•	“FOR” the ratification of the selection of KPMG LLP as our independent auditors for our fiscal year ending January 31, 2008.

Unless you give other instructions via your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in accordance with their judgment on such matter.

What vote is required to approve each item?

The election to the Board of Directors of Messrs. Clawson and Haymaker will require the affirmative vote of a plurality of the votes cast by the holders of shares of common stock present in person or represented by proxy at the Annual Meeting. In tabulating the vote, abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of directors. The approval of the amendment to the Long Term Incentive Plan and the ratification of the appointment of auditors will each require the affirmative vote of the holders of a majority of the votes cast in person or represented by proxy at the Annual Meeting. In determining whether these proposals receive the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2007.

Who will count the votes?

A representative of Mellon Investor Services, LLC, our transfer agent, will tabulate the votes and act as the inspector of election.

Who is making this solicitation and who will bear the associated costs?

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Mellon Investor Services, LLC, our transfer agent, will assist us in the distribution of proxy materials. We will reimburse Mellon Investor Services, LLC for reasonable expenses incurred in connection with these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

May I propose actions for consideration at next year’s annual meeting of stockholders?

For a stockholder’s proposal to be eligible to be included in our Proxy Statement for the 2008 annual meeting of Stockholders, the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the proposal must be received by our Corporate Secretary at 15300 Centennial Drive, Northville, Michigan 48168, not later than January 31, 2008. In order for proposals of stockholders submitted outside the process of Rule 14a-8 under the Exchange Act to be considered timely, our By-laws require that such proposals must be submitted to our Corporate Secretary no earlier than March 17, 2007 and no later than April 18, 2008. However, if the 2007 annual meeting is called for a date earlier than June 17, 2008 or later than August 16, 2008, the stockholder proposal must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Certificate of Incorporation currently authorizes no fewer than three and no more than twelve directors. Our Board of Directors is currently comprised of seven directors. Our Certificate of Incorporation divides the Board of Directors into three classes — Class I, Class II and Class III — with members of each class serving staggered three-year terms. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term and until their successors are duly elected and qualified. The Class I Directors will stand for reelection or election at the Annual Meeting. The Class II Directors will stand for reelection or election at the 2008 annual meeting and the Class III Directors will stand for reelection or election at the 2009 annual meeting.

As proscribed by the charter of our Nominating and Corporate Governance Committee, the nominees for election as Class I Directors were recommended to our Board of Directors by our Nominating and Corporate Governance Committee, and were approved to serve as the nominees of our Board of Directors by a majority of our directors who qualify as independent directors under the listing standards of the Nasdaq Stock Market, Inc. (“Nasdaq”). If any nominee for any reason is unable or unwilling to serve as a director or the Board of Directors determines for good cause not to have such nominee serve as a director, the proxy holders will have the discretion to vote the proxies for any substitute nominee designated by the Board of Directors. We are not aware of any nominee who will be unable or unwilling to serve, or for good cause will not serve, as a director.

The names of the nominees of our Board of Directors for election as Class I Directors at the Annual Meeting and certain information about them are set forth below:

			Year First
Name	Age	Position Held With Us	Became Director

Curtis J. Clawson	47	President, Chief Executive Officer and Chairman of the Board	2001
George T. Haymaker, Jr.	69	Lead Director	2003

The biographical information for the Class I Director nominees is as follows:

Curtis J. Clawson serves as our President, Chief Executive Officer and Chairman of the Board and has held such positions since August 2001 (President and Chief Executive Officer) and September 2001 (Chairman). From 1999 to July 2000, Mr. Clawson was President and Chief Operating Officer of American National Can. Mr. Clawson has 15 years of experience in the automotive industry. He began his career in automotive-related businesses at Arvin Industries where he spent 9 years, from 1986 to 1995, including a position as General Manager of the business unit that supplied Arvin exhaust products to Chrysler, tenures in sales and marketing and tenures in production and plant management. From 1995 until the time that he joined American National Can, Mr. Clawson worked for AlliedSignal, Inc. as President of AlliedSignal’s Filters (Fram) and Spark Plugs (Autolite) Group, a $500 million automotive components business, and then as President of AlliedSignal’s Laminate Systems Group. Mr. Clawson earned his Bachelor of Science and Bachelor of Arts degrees from Purdue University and a Master of Business Administration from Harvard Business School. He is fluent in Spanish, Portuguese and French.

George T. Haymaker, Jr. serves as our Lead Director. Mr. Haymaker served as non-executive Chairman of the Board of Kaiser Aluminum Corporation from October 2001 through June 2006. Mr. Haymaker served as Chairman of the Board and Chief Executive Officer of Kaiser Aluminum Corporation from January 1994 until January 2000, and as non-executive Chairman of the Board of Kaiser Aluminum Corporation from January 2000 through May 2001. From May 1993 to December 1993, Mr. Haymaker served as President and Chief Operating Officer of Kaiser Aluminum Corporation. Mr. Haymaker is a director of SCP Pool Corporation, a distributor of swimming pool products. Mr. Haymaker received his Bachelor of Science degree in metallurgy and Master of Science degree in Industrial Management from the Massachusetts Institute of Technology and a Master of Business Administration from the University of Southern California.

Vote Required

The election to the Board of Directors of Messrs. Clawson and Haymaker will require the affirmative vote of a plurality of the votes cast by the holders of shares of common stock present in person or represented by proxy at the

Annual Meeting. In tabulating the vote, abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF EACH NAMED NOMINEE
TO SERVE AS A CLASS I DIRECTOR.

PROPOSAL NO. 2—AMENDMENT TO LONG TERM INCENTIVE PLAN

We are asking stockholders to approve an amendment to the Hayes Lemmerz International, Inc. Long Term Incentive Plan (the “Plan”) to increase the number of shares of common stock reserved for issuance under the Plan from 3,734,554 shares to 9,734,554 shares. The Board of Directors believes that the increase in the number of shares reserved for issuance under the Incentive Plan is in the best interests of the Company because of the continuing need to provide equity incentives to attract and retain talented employees and remain competitive in the industry.

The granting of equity incentives under the Plan plays an important role in our efforts to attract and retain talented employees. Competition for key employees in the automotive industry is intense and the use of equity compensation awards for retention and motivation of such personnel is common in the industry. Currently, only 202,268 shares remain available for equity compensation awards under the Plan. We believe that increasing the reserve of shares with respect to which equity incentives may be granted will provide us with adequate flexibility to ensure that we can continue to attract and retain employees of outstanding ability. Without the increase in shares, we believe we will be unable to continue to offer competitive compensation to attract and retain key personnel.

The Board of Directors approved the proposed amendment on May 22, 2007, to be effective upon stockholder approval. Below is a summary of the principal provisions of the Plan. The summary is not necessarily complete, and reference is made to the full text of the Plan, which is included as Appendix A to this Proxy Statement as it is proposed to be amended.

Summary of the Long Term Incentive Plan

Plan History

The Plan was adopted by the Board on July 23, 2003. The purpose of the Plan is to enhance stockholder value by linking long-term incentive compensation to the financial performance of the Company, to further align employees’ financial rewards with the financial rewards realized by the Company and our stockholders, and to attract and retain key personnel. The Plan will expire on July 23, 2013, the tenth anniversary of the date it was adopted by the Board.

As of May 29, 2007, there were 202,268 shares of our common stock available for issuance in connection with awards under the Plan, options to purchase an aggregate of 1,311,010 shares of common stock outstanding, and an aggregate of 1,613,799 shares subject to grants of restricted stock units. Outstanding options have exercise prices ranging from $3.53 to $18.93 per share and expiration dates between July 28, 2013 and January 1, 2016. There have been no grants of restricted stock under the incentive plan. As of May 29, 2007, options to purchase 2,116,796 shares and 2,787,559 restricted stock units had been granted to all participants under the Plan as a group (including all current directors and executive officers), of which options to purchase 797,996 shares and 574,073 restricted stock units had been canceled. As of May 29, 2007, our current executive officers and directors as a group (12 persons) had been granted options to purchase an aggregate of 755,775 shares and an aggregate of 1,114,852 restricted stock units, while options to purchase an aggregate of 466,777 shares and an aggregate of 1,104,383 restricted stock units had been granted to current employees other than executive officers. For a description of options and restricted stock awards held by our Named Executive Officers (as defined in “Executive Compensation”) under the Plan at the end of fiscal 2006, see the Outstanding Equity Awards at Fiscal Year-End table on page 40.

The history of the Incentive Plan is summarized in the following table:

Outstanding Options
Total Options Awarded	2,116,796
Less Cancellations of Options	(797,996)
Less Options Exercised	(7,790)

Total Options Currently Outstanding	1,311,010

Outstanding Restricted Stock Units
Total Restricted Stock Units Awarded	2,787,559
Less Cancellations of Restricted Stock Units	(574,073)
Less Restricted Stock Units Converted to Shares	(599,687)

Total Restricted Stock Units Currently Outstanding	1,613,799

Shares Remaining Available for Grant
Shares Reserved for Issuance	3,734,554
Less Total Options Currently Outstanding	(1,311,010)
Less Total Restricted Stock Units Currently Outstanding	(1,613,799)
Less Awards Exercised or Converted	(607,477)

Total Shares Reserved and Available for Awards	202,268

As of May 29, 2007, the number of shares of common stock reserved for issuance under the Plan was 3,734,554 shares. Proposal No. 2 seeks to increase the number of shares reserved for issuance under the Incentive Plan from 3,734,554 shares to 9,734,554 shares, an increase of 6,000,000 shares. To the extent that an option expires or is otherwise cancelled or terminated without being exercised, any award of restricted stock or restricted stock units is forfeited or any shares are used to pay all or a portion of the exercise price of an option or to satisfy any tax withholding obligations with respect to an award, such shares will be available for issuance in connection with future awards granted under the Plan.

In the event of any increase, reduction, change or exchange of our common stock for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or any other corporate action that in the determination of the Compensation Committee affects the capitalization of the Company, the Compensation Committee shall make an equitable substitution or adjustment in the number and/or kind of shares or other securities reserved for issuance under the Plan, the number of shares subject to and the exercise price of outstanding options, and the number of shares subject to outstanding restricted stock units. Any such adjustment is to be determined by the Compensation Committee, in its sole discretion. Our recent rights offering will result in an equitable adjustment to outstanding awards under the Plan. The Compensation Committee expects to determine the terms of any such equitable adjustment at its meeting in July 2007.

Eligibility

Officers, directors and key employees of the Company or any of our subsidiaries are eligible to receive awards under the Plan. The aggregate number of shares with respect to which awards may be granted to any individual participant during any fiscal year is limited to 1,000,000 shares. As of May 29, 2007, approximately 130 persons were in the class of persons eligible to participate in the Plan, consisting of six executive officers, six non-employee directors and 118 key employees.

Administration

The Plan is administered by the Compensation Committee, the members of which are appointed by the Board of Directors. Subject to the terms of the Plan, the Compensation Committee has the power and authority to determine the individual participants in the Plan, whether and to what extent options, restricted stock or restricted stock units are to be granted to participants, the number of shares subject to each award and the terms and conditions of each award. The Compensation Committee also has the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it deems advisable, to provide a mechanism by which participants may defer compensation related to restricted stock units granted under the Plan, to interpret the terms and provisions of the Plan and any award in its sole discretion and to otherwise supervise the administration of the Plan. The Compensation Committee may also adjust any of the terms of any award, including accelerating vesting or waiving certain provisions of the Plan, but may not adversely affect any outstanding award without the consent of the affected participant.

Types of Awards

Stock Options.  The Plan permits the granting of options that are intended to qualify either as Incentive Stock Options (“ISOs”) or Nonqualified Stock Options (“NQSOs”). The option exercise price for each share subject to an option must be no less than 100% of the fair market value of a share of common stock at the time the option is granted. The per share exercise price of an option granted to a 10% stockholder must be no less than 110% of the fair market value of a share of common stock at the time the option is granted. As of May 29, 2007, the fair market value of a share of our common stock, determined in accordance with the Plan, was $5.84. Options may become exercisable upon the achievement of performance goals or installments over time, as determined by the Compensation Committee. The Compensation Committee may accelerate vesting in its discretion.

The exercise price of options is generally payable in cash, together with any taxes on such exercise, at the time of exercise. If approved by the Compensation Committee, in its sole discretion, payment may also be made by means of an approved cashless exercise procedure, in the form of unrestricted shares (valued at their fair market value of the time of exercise), which the Committee may require to have been owned by the participant for more than six months, any other form of consideration approved by the Committee and permitted by applicable law or any combination of the foregoing.

Restricted Stock Awards.  The Plan also permits the granting of awards of restricted stock that is subject to forfeiture and restricted stock units, which represent the right to receive shares of common stock or the equivalent value in cash on the vesting date. The restrictions on such awards will lapse on the terms set forth in the award agreement, which may include the achievement of performance goals or the lapse of time, as determined by the Compensation Committee.

Change in Control

Unless otherwise determined by the Compensation Committee at the time of the award and set forth in the applicable award agreement, upon a change in control each then-outstanding award shall become fully vested and, if applicable, exercisable as of the date of the change in control.

Amendment and Termination

The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation may materially impair the rights of a participant under any award previously granted without the participant’s consent. The Committee may amend the terms of any award theretofore granted, prospectively or retroactively, but no amendment may impair the rights of any participant without his or her consent. Any amendment to increase the number of shares reserved under the Plan requires the approval of stockholders. Although the Plan does not expressly prohibit the re-pricing of options without stockholder approval, such approval is required by the rules of the Nasdaq Stock Market and our Corporate Governance Principles as adopted by the Board of Directors.

New Plan Benefits

Benefits to be received under the Plan, as amended, by any of (1) our Named Executive Officers; (2) all current executive officers as a group; (3) all current directors who are not executive officers as a group; and (4) all employees, including all officers who are not executive officers, as a group, are not determinable because under the terms of the Plan such grants are made in the discretion of the Compensation Committee. The amounts or dollar value of future grants under the Plan is not determinable because grants are made at the discretion of the Compensation Committee and depend on the fair market value of our common stock on the date of grant.

Federal Income Tax Information

THE FOLLOWING DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN IS INTENDED TO BE A SUMMARY OF APPLICABLE FEDERAL LAW AS CURRENTLY IN EFFECT. FOREIGN, STATE AND LOCAL TAX CONSEQUENCES MAY DIFFER, AND THE TAX LAWS MAY BE AMENDED OR INTERPRETED DIFFERENTLY DURING THE TERM OF THE PLAN OR OF AWARDS UNDER THE PLAN. THIS DISCUSSION DOES NOT DISCUSS ALL FEDERAL TAX PROVISIONS THAT MAY APPLY TO A PARTICIPANT’S PARTICULAR TAX SITUATION. BECAUSE THE FEDERAL INCOME TAX RULES GOVERNING AWARDS AND RELATED PAYMENTS ARE COMPLEX, SUBJECT TO FREQUENT CHANGE AND DEPEND ON INDIVIDUAL CIRCUMSTANCES, PARTICIPANTS SHOULD CONSULT THEIR TAX ADVISORS PRIOR TO EXERCISING OPTIONS OR OTHER AWARDS OR DISPOSING OF STOCK ACQUIRED PURSUANT TO AWARDS UNDER THE PLAN.

Incentive Stock Options.  A participant will not pay tax (unless the participant is subject to the alternative minimum tax), and we will not receive a deduction, on the grant or timely exercise of an ISO (i.e., during employment or within three months following termination). If the participant sells shares acquired upon exercise of an ISO at any time after the participant has held the shares for at least one year following the exercise of the ISO and at least two years following the date we granted the ISO, then the participant generally will recognize capital gain or loss equal to the difference between the sales price and the exercise price of the ISO, and we will not be entitled to any deduction.

If a participant sells the shares acquired upon the exercise of an ISO at any time within one year following the exercise date or two years following the date of grant of the ISO (a “disqualifying disposition”), then:

•	If the participant’s sales price exceeds the exercise price of the ISO, the participant generally will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise, and the participant generally will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the exercise price of the ISO.

•	If the participant’s sales price is less than the exercise price of the ISO, the participant will recognize a capital loss equal to the excess of the exercise price of the ISO over the sales price of the shares.

In this event, we generally will be entitled to a deduction equal to the ordinary income the participant recognizes. The ordinary income the participant recognizes generally will be subject to employment and income withholding taxes in addition to any other taxes that might apply.

Nonqualified Stock Options.  The grant of a NQSO to a participant generally is not a taxable event for the participant. However, upon exercise of an NQSO, the participant generally will recognize ordinary income equal to the excess of the fair market value of the shares the participant acquired upon exercise (determined as of the date of exercise) over the exercise price of the NQSO. We generally will be entitled to a deduction for the same amount. The ordinary income the participant recognizes upon exercise may be subject to employment and income withholding taxes or self-employment taxes in addition to other taxes that might apply. The subsequent sale of the shares by the participant generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares. Any gain or loss will be taxable as long-term capital gain or loss if the participant held the shares for more than one year.

Restricted Stock Awards.  Awards of restricted stock or restricted stock units are subject to provisions for the delayed vesting of the participant’s rights to the shares (or cash payment in lieu of the shares). Unless the participant makes a valid election under Section 83(b) of the Internal Revenue Code of 1986 (the “Code”) within 30 days after receipt of the restricted stock award (this option is not available with respect to a grant of restricted stock units), the participant generally will not be taxed on his or her receipt of the restricted stock or restricted units until the restrictions on the shares of restricted stock expire or are removed or until the shares are issued or cash paid in respect of restricted stock units. When the restrictions on restricted shares lapse or shares are issued or cash paid in respect of restricted stock units, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at that time over the purchase price, if any, of the shares. We generally will be entitled to a deduction for the same amount.

If the participant makes a valid Section 83(b) election, he or she generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of receipt over the purchase price, if any, of the shares. We generally will be entitled to a deduction for the same amount. Participants should consult their tax advisors to determine the tax consequences of making a Section 83(b) election.

The ordinary income that a participant recognizes in connection with restricted stock and restricted stock units may be subject to employment and income withholding taxes in addition to any other taxes that might apply. A subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the price (if any) the participant paid for the shares plus the ordinary income he or she recognized with respect to the shares. Any capital gain or loss will be taxable as long-term capital gain or loss if the participant held the shares for more than one year.

Other Tax Issues.  Special rules will apply to a participant if he or she pays for the exercise or purchase of an award, or any applicable withholding tax obligations under the Plan, by delivering previously owned shares or by reducing the amount of shares otherwise issuable under the award. This surrender or withholding of shares will in some circumstances cause the participant to recognize income with respect to such shares or take a carryover basis in the shares that he or she acquires. Participants should consult their tax advisors to determine the tax consequences of surrendering or withholding shares.

We generally will be entitled to withhold any required taxes in connection with the exercise or payment of an award, and we may require the participant to pay these taxes as a condition to exercise of an award.

The terms of the agreements or other documents pursuant to which we make specific awards under the Plan generally provide for accelerated vesting or payment of an award in connection with a change in control. In that event and depending upon the participant’s individual circumstances, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Under these provisions, the participant would be subject to a 20% excise tax on, and we would be denied a deduction with respect to, any “excess parachute payments.”

In certain circumstances, we may be denied a deduction under Section 162(m) of the Code for compensation to certain officers that is attributable to an award under the Plan to the extent this compensation, when combined with other compensation paid to the individual for the year, exceeds $1,000,000.

ERISA.  The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and is not qualified under Section 401(a) of the Code.

Equity Compensation Plan Information

The following table sets forth certain information regarding our equity compensation plans as of January 31, 2007:

	Number of securities				Number of securities
	to be issued upon		Weighted-average		remaining available for
	exercise of		exercise price of		future issuance under
	outstanding options,		outstanding options,		equity compensation plans
	warrants and		warrants and rights		(excluding securities
Plan category	rights(a)		(b)		reflected in column (a))(c)

Equity compensation plans approved by security holders(1)	3,011,638	(2)	$13.47	(3)	153,559
Equity compensation plans not approved by security holders	—		—		—
Total	3,011,638		13.47		153,559

(1)	The Long Term Incentive Plan is the only equity compensation plan with awards outstanding.

(2)	Consists of 1,334,639 options and 1,676,999 restricted stock units.

(3)	Weighted average exercise price includes 1,334,639 options and excludes 1,676,999 restricted stock units, which do not have an exercise price.

(4)	Includes only Long Term Incentive Plan. No securities remain available for future issuance under the Critical Employee Retention Plan.

Vote Required

The approval of the amendment to the Long Term Incentive Plan will require the affirmative vote of a majority of votes cast in person or represented by proxy at the Annual Meeting. In determining whether this proposal receives the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposals; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT
OF THE LONG TERM INCENTIVE PLAN.

PROPOSAL NO. 3 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected and the Board of Directors has ratified the selection of KPMG LLP as our independent auditors for the fiscal year ending January 31, 2008 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as our independent auditors is not required by our By-laws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Vote Required

The ratification of the appointment of auditors will require the affirmative vote of a majority of votes cast in person or represented by proxy at the Annual Meeting. In determining whether this proposal receives the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposals; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF
THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS
FOR THE FISCAL YEAR ENDING JANUARY 31, 2008.

Audit Fees and Pre-Approval Policies

The following table presents fees for professional services rendered by KPMG LLP for the audit of our annual financial statements for fiscal 2005 and fiscal 2006 and fees billed for audit-related services, tax services and all other services rendered by KPMG LLP for fiscal 2005 and fiscal 2006.

	2005	2006

Audit Fees	$4,640,362	$3,519,000
Audit-Related Fees(1)	130,000	14,000
Tax Fees(2)	98,981	102,000
All Other Fees	—	—

Total	$4,869,343	$3,633,000

(1)	Aggregate fees billed for assurance and related services that were reasonably related to the performance of the audit or review of our consolidated financial statements, which have not been included in “Audit Fees.” These services primarily include accounting and financial reporting consultations, due diligence and the audit of employee benefit plans.

(2)	Aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning, including preparation of tax forms and consulting for domestic and foreign taxes.

The Audit Committee reviews, and in its sole discretion pre-approves, our independent auditors’ annual engagement letter including proposed fees and all audit and non-audit services provided by the independent auditors. Accordingly, all services described under “Audit Fees,” “Audit Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by our Audit Committee. The Audit Committee may not engage the independent auditors to perform the non-audit services proscribed by law or regulation. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee, and authority delegated in such manner must be reported at the next scheduled meeting of the Audit Committee.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Who are the current members of the Board of Directors?

			Year First	Term as Director
Name	Age	Position Held With Us	Became Director	Will Expire(1)

Class I Directors:
Curtis J. Clawson	47	President, Chief Executive Officer and Chairman of the Board	2001	2007
George T. Haymaker, Jr.	69	Lead Director	2003	2007
Class II Directors:
William H. Cunningham	63	Director	2003	2008
Mohsen Sohi	48	Director	2004	2008
Class III Directors:
Henry D. G. Wallace	61	Director	2003	2009
Richard F. Wallman	55	Director	2003	2009
Cynthia L. Feldmann	54	Director	2006	2009

(1)	Directors’ terms of office are scheduled to expire at the annual meeting of stockholders to be held in the year indicated.

William H. Cunningham has been a Professor of Marketing at the University of Texas at Austin since 1979. Dr. Cunningham has occupied the James L. Bayless Chair for Free Enterprise at the University of Texas since 1985. Dr. Cunningham was the Dean of the University of Texas College of Business Administration/Graduate School of Business from 1982 to 1985, and President of the University of Texas at Austin from 1985 to 1992. Dr. Cunningham was also the Chancellor (chief executive officer) of the University of Texas System from 1992 to 2000. Dr. Cunningham is a director of the following publicly-traded companies: Lincoln National Corporation, an insurance company, Southwest Airlines, a national air carrier, Introgen Therapeutics, a gene therapy company, and Lin Television, an operator of television stations. He is also a member of the boards of John Hancock Mutual Funds and John Hancock Mutual Funds III. Dr. Cunningham received a Ph.D., a Master of Business Administration and a Bachelor of Business Administration from Michigan State University.

Cynthia L. Feldmann has served as President and Founder of Jetty Lane Associates, a consulting firm, since December 2005. Previously, Ms. Feldmann served as the Life Sciences Business Development Officer for the Boston law firm Palmer & Dodge, LLP from November 2003 to September 2005 and was with the global accounting firm, KPMG, LLP, from July 1994 to September 2002, holding various leadership roles in the firm’s Medical Technology and Health Care & Life Sciences industry groups, including Partner, Northeast Regional Relationships. Ms. Feldmann also spent 19 years with the accounting firm Coopers & Lybrand (now PricewaterhouseCoopers), ultimately as National Partner-in-Charge of their Life Sciences practice. Ms. Feldmann earned a Bachelor of Science degree in accounting from Boston College and is a Certified Public Accountant (retired). Ms. Feldman is a director of STERIS Corporation, a developer of products and services to prevent infection and contamination, and Hanger Orthopedic Group, Inc., a provider of orthotic and prosthetic patient care services.

Mohsen Sohi is the President and CEO of Freudenberg-NOK. Prior to joining Freudenberg, Mr. Sohi was employed by NCR Corporation from 2001 until 2003. Mr. Sohi’s last position with NCR was as the Senior Vice President, Retail Solutions Division. Before serving NCR in this position, Mr. Sohi spent more than 14 years at AlliedSignal, Inc. and its post-merger successor, Honeywell International Inc. From July 2000 to January 2001, he served as President, Honeywell Electronic Materials. From August 1999 to July 2000, Mr. Sohi was President, Commercial Vehicle Systems, at AlliedSignal. Prior to that, from 1997 to August 1999, he was Vice President and General Manager, Turbocharging Systems, and from 1995 to 1997, he was Director of Product Development and Technical Excellence at AlliedSignal. Mr. Sohi is a director of STERIS Corporation, a developer of products and services to prevent infection and contamination. Mr. Sohi received his Bachelor of Science degree in Mechanical and Aerospace Engineering from the University of Missouri, a Doctor of Science degree in Mechanical Engineering from Washington University and a Master of Business Administration from the University of Pennsylvania’s Wharton School of Business.

Henry D. G. Wallace was employed by Ford Motor Company from 1971 until his retirement in 2001. Mr. Wallace’s last position with Ford was as the Group Vice President, Mazda & Asia Pacific Operations. Before serving Ford in this capacity, Mr. Wallace occupied a number of different positions, including Group Vice President and Chief Financial Officer; Vice President, European Strategic Planning and Chief Financial Officer, Ford of Europe, Inc.; President and Chief Executive Officer, Mazda Motor Corporation; and President, Ford Venezuela. Mr. Wallace is a director of Diebold, Inc., a provider of ATM, security and electronic voting systems, Ambac Financial Group, Inc., a financial services company and Lear Corporation, an automotive components supplier. Mr. Wallace received a Bachelor of Arts degree in Economics from the University of Leicester.

Richard F. Wallman was employed by Honeywell International, Inc. from 1999 until his retirement in 2003. Mr. Wallman’s last position with Honeywell was as Senior Vice President and Chief Financial Officer. From 1995 to 1999, Mr. Wallman held the same position at AlliedSignal, Inc., until its merger with Honeywell. Before joining AlliedSignal, Mr. Wallman occupied a number of different positions with IBM Corporation, Chrysler Corporation and Ford Motor Company. Mr. Wallman is a director of Ariba, Inc., a software company, Avaya, Inc. a networking and telecommunications company, ExpressJet Holdings, Inc., a regional airline, Lear Corporation, an automotive components supplier and Roper Industries, Inc., a diversified industrial company. Mr. Wallman received his Bachelor of Science degree in Electrical Engineering from Vanderbilt and a Master of Business Administration from the University of Chicago.

Biographical information for Messrs. Clawson and Haymaker is provided on page 5 in the section identifying them as nominees for election as Class I Directors.

Which of the directors have been deemed to be independent by our Board of Directors?

Our Board of Directors has determined that each of Dr. Cunningham, Ms. Feldmann, Mr. Haymaker, Mr. Sohi, Mr. Wallace and Mr. Wallman meet and Laurie Siegel, who served as a director during a portion of 2006, met the independence requirements of the Nasdaq listing standards. It is the practice of the independent members of our Board of Directors to meet on a regular basis.

How often did the Board of Directors meet during the fiscal year ending January 31, 2007?

During the fiscal year ending January 31, 2007, the Board of Directors held 15 meetings. Each of the current directors attended at least 75% of the aggregate meetings of the Board of Directors and the respective committees of the Board of Directors on which the director served that were held during the period for which the director was a director or a committee member.

It is our policy that directors are invited and encouraged to attend our annual meetings. All of our current directors attended our 2006 annual meeting.

Does the Board of Directors have a Lead Director?

Yes. George T. Haymaker, Jr. currently serves as our Lead Director, whose duties and authority include, among others, the following:

•	Coordinate the activities of the independent directors.

•	Coordinate the agenda and preside at meetings of the independent directors.

•	Serve as a liaison between the Chief Executive Officer and the independent directors.

•	Communicate, along with the Chairman of the Compensation Committee of the Board of Directors, the results of the Board of Directors’ evaluation of the Chief Executive Officer to the Chief Executive Officer.

•	Serve as an ex officio member of each committee of the Board of Directors of which he is not an active member and serve in place of any committee members who are absent at committee meetings.

•	Participate with the Nominating and Corporate Governance Committee in the annual assessment of the Board of Directors’ performance.

•	Consult with the Chairman of the Board of Directors in the preparation of an annual Board of Directors’ Master Agenda.

•	Consult with the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board of Directors with respect to the assignment of directors to committees of the Board of Directors.

Does the Company have a Code of Conduct?

Yes. In January 2004 our Board of Directors adopted a code of business conduct and ethics which sets forth the standards of behavior expected of our employees, officers and directors. A copy of this code of business conduct is available at our corporate website at www.hayes-lemmerz.com on the “Investor Kit” page under the heading “Business Documents”. This code of business conduct is designed to deter wrongdoing and to promote, among other things:

•	Respect for the rights of fellow employees and all third parties.

•	Fair dealing with our customers, suppliers, competitors and employees.

•	Avoidance of conflicts of interest.

•	Compliance with all applicable laws and regulations, including insider trading laws and laws prohibiting discrimination or harassment, whether based upon sex, age, race, color, religion, national origin, disability or any other characteristic.

•	Maintenance of a safe and healthy work environment.

•	The honest and accurate recording and reporting of financial and other information.

•	The protection and proper use of our assets and confidential information.

•	The reporting of any violations of applicable laws or regulations, the code or any of our policies to our appropriate officers.

Does the Company have a Code of Ethics for Chief Executive and Senior Financial Officers?

Yes. In January 2004 our Board of Directors adopted a code of ethics for our chief executive and senior financial officers. A copy of this code of ethics is available on our corporate website at www.hayes-lemmerz.com on the “Investor Kit” page under the heading “Business Documents”. Any material change to, or waiver from, this code of ethics will be disclosed on our website within five business days after such change or waiver. This code of ethics requires each of these officers to, among other things:

•	Avoid situations in which their own interests conflict, or may appear to conflict, with the interests of the Company and to promptly disclose any actual or apparent conflicts of interest to our General Counsel;

•	Work to ensure that we fully, fairly and accurately disclose information in a timely and understandable manner in all reports and documents that we file or submit to the SEC and in other public communications made by us; and

•	Comply with applicable laws, rules and regulations that govern the conduct of our business and report any suspected violations of the code to the Audit Committee of the Board of Directors.

How do stockholders communicate with the Board of Directors?

The Board of Directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board of Directors (or the non-management directors as a group) or any committee of the Board of Directors by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of

Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 15300 Centennial Drive, Northville, Michigan 48168. To communicate with any of our directors electronically, stockholders should send an email message to directors@hayes-lemmerz.com or go to our corporate website www.hayes-lemmerz.com. On the “Investor Kit” page under the heading “Communication with our Board” you will find an on-line form that may be used for writing an electronic message to any member (or all members) of the Board of Directors or any committee of the Board of Directors. Please follow the instructions on our website to send your message.

All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence or e-mail is addressed.

What are the standing committees of the Board of Directors?

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The current members of our Audit Committee are Cynthia L. Feldmann (Chair), George T. Haymaker, Jr., Mohsen Sohi and Richard F. Wallman. Ms. Feldmann was appointed to the Audit Committee and named Chair on September 17, 2006. Prior to the appointment of Ms. Feldmann, Mr. Wallman served as Chair of the Audit Committee. Each such person is an independent director under Nasdaq listing standards and the Sarbanes-Oxley Act. The Audit Committee held ten meetings during the fiscal year ending January 31, 2007. Our Board of Directors has determined that Ms. Feldmann is qualified as an “audit committee financial expert” as that term is defined in the applicable SEC rules and in satisfaction of the applicable Nasdaq audit committee requirements.

The Audit Committee is responsible for providing assistance to our Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and our subsidiaries. These responsibilities include overseeing the following:

•	The integrity of our financial statements.

•	Our compliance with legal and regulatory requirements.

•	Our independent auditors’ qualifications and independence.

•	The performance of our independent auditors and our internal audit function.

The Audit Committee operates under a written charter, which is available on our corporate website at www.hayes-lemmerz.com on the “Investor Kit” page under the heading “Corporate Governance.” The Audit Committee also is responsible for approving or disapproving transactions or courses of dealings with respect to which “related persons” as defined in the applicable SEC rules (including our executive officers, directors and members of their immediate families) have an interest.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ending January 31, 2007 with management and with our independent auditors, KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (AICAPA, Professional Standards, Vol. 1. AU Section 380), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and has discussed with KPMG LLP their independence. Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in this paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 31, 2007 be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2007 for filing with the SEC.

Members of the Audit Committee:

Cynthia L. Feldmann (Chair)
George T. Haymaker, Jr.
Mohsen Sohi
Richard F. Wallman

Compensation Committee

The current members of our Compensation Committee are William H. Cunningham (Chair), Mohsen Sohi, Henry D. G. Wallace and Richard F. Wallman. Each such person is an independent director under the Nasdaq listing standards. The Compensation Committee held twelve meetings during the fiscal year ending January 31, 2007.

The responsibilities of the Compensation Committee include the following:

•	Overseeing our compensation and benefit plans, including incentive compensation and equity-based plans.

•	Evaluating the compensation provided to our directors.

•	Conducting the annual evaluation by our Board of Directors of the Chief Executive Officer.

•	Evaluating the performance of all other executive officers.

•	Setting the compensation level of our Chief Executive Officer and all of our other executive officers based on an evaluation of each executive’s performance in light of the goals and objectives of our executive compensation plans.

The Compensation Committee operates under a written charter, which is available on our corporate website at www.hayes-lemmerz.com on the “Investor Kit” page under the heading “Corporate Governance”. Pursuant to its charter, the Compensation Committee may delegate any of its authority to subcommittees, although to date it has not done so.

The Compensation Committee makes all final decisions with respect to executive officer compensation and makes recommendations to the Board of Directors with respect to director compensation. The Compensation Committee uses compensation consultants in determining the amount and form of executive and director compensation. Such consultants are engaged directly by and report solely to the Compensation Committee. In fiscal 2006, the Compensation Committee used Lyons Benenson to assist it in reviewing executive compensation. Lyons Benenson was responsible for developing a peer group of companies for purposes of benchmarking the Company’s executive compensation programs. Lyons Benenson also advised the Compensation Committee on base salary increases for certain executives during fiscal 2006, the structure and targets of the 2006 Short Term Incentive Plan, equity incentive awards to executive officers during 2006 and the evaluation of executive performance under the Company’s Officer Bonus Plan. In 2007, the Compensation Committee retained Towers Perrin to conduct a comprehensive review of its officer and director compensation levels, policies and programs and to make recommendations for consideration by the Compensation Committee with respect to executive officer and director compensation programs and levels. For more information on the role of compensation consultants in determining executive compensation, see “Compensation Discussion and Analysis — Use of Compensation Consultants and Benchmarking” in this proxy statement at page 27.

Our executive officers comment on the recommendations made by the compensation consultant regarding executive compensation and have no role in determining director compensation. Mr. Clawson generally participates in Compensation Committee discussions with respect to the compensation of his direct reports. The executive officers also make recommendations to the Compensation Committee regarding the annual structure and performance goals under the Company’s Short Term Incentive Plan. For more information on the role of management in determining executive compensation, see “Compensation Discussion and Analysis — Role of Management” in this proxy statement at page 28.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2006 were William H. Cunningham, Laurie Siegel (until her resignation on April 21, 2006), Mohsen Sohi, Henry D. G. Wallace and Richard F. Wallman. None of the members of the Compensation Committee during fiscal 2006: (i) was an officer or employee of the Company or any of our subsidiaries, (ii) was formerly an officer of the Company or any of our subsidiaries or (iii) had any relationship requiring disclosure by us under the SEC’s rules requiring disclosure of related party transactions. During fiscal 2006, no officer of the Company served as a director or member of the compensation committee (or other board committee performing similar functions) of any other entity.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Henry D. G. Wallace (Chair), William H. Cunningham, Cynthia L. Feldmann and Richard F. Wallman. Each such person is an independent director under the Nasdaq listing standards. The Nominating and Corporate Governance Committee held four meetings during the fiscal year ending January 31, 2007.

The responsibilities of the Nominating and Corporate Governance Committee include the following:

•	Recommending individuals qualified to serve as directors of the Company to the Board of Directors for the approval by a majority of the independent directors.

•	Recommending to the Board of Directors, directors to serve on committees of the Board of Directors.

•	Advising the Board of Directors with respect to matters relating to the composition, procedures and committees of the Board of Directors.

•	Developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally.

•	Overseeing the evaluation of individual directors and the Board of Directors as a whole.

The Nominating and Corporate Governance Committee operates under a written charter, which is available on our corporate website www.hayes-lemmerz.com on the “Investor Kit” page under the heading “Corporate Governance.”

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Nominating and Corporate Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To propose a candidate to be considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person’s ownership of our common stock, including the number of shares owned and the length of time of ownership.

•	The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be addressed to our Corporate Secretary at 15300 Centennial Drive, Northville, Michigan 48168, and must be received by our Corporate Secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of stockholders. If, however, we did not hold an annual meeting the previous year, or if the date of the annual meeting to which the recommendation applies has been changed by more than 30 days from the anniversary date of our most recent annual meeting of stockholders, then the recommendation and information must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

All director candidates recommended by the Nominating and Corporate Governance Committee must be consistent with the Board of Directors’ criteria for selecting directors. These criteria include the possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board of Directors’ ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board of Directors to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or Nasdaq listing requirement. In addition, the Nominating and Corporate Governance Committee examines, among other things, a candidate’s ability to make independent analytical inquiries, understanding of our business environment, potential conflicts of interest, independence from management and the Company, integrity and willingness to devote adequate time and effort to responsibilities associated with serving on the Board of Directors.

The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board of Directors — for example, retirement as a senior executive of a public company — especially business experience in the automotive or other manufacturing industries. The Nominating and Corporate Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Who are the current executive officers?

The following table contains the names and ages of our current executive officers and their positions, followed by a description of their business experience during the past five years. All positions shown are with us or our subsidiaries unless otherwise indicated. All executive officers are appointed by the Board of Directors and serve at its pleasure. There are no family relationships among any of the executive officers, and there is no arrangement or understanding between any of the executive officers and any other person pursuant to which he was selected as an officer. Each individual below is a U.S. citizen and the business address of each individual is 15300 Centennial Drive, Northville, Michigan 48168.

Name	Age	Position

Curtis J. Clawson	47	President, Chief Executive Officer and Chairman of the Board
Fred Bentley	41	Vice President — Chief Operating Officer and President, Global Wheel Group
Patrick C. Cauley	47	Vice President, General Counsel and Secretary
John A. Salvette	51	Vice President, Business Development
Daniel M. Sandberg	48	Vice President — President, Automotive Components Group and Vice President, Global Materials and Logistics
James A. Yost	58	Vice President, Finance and Chief Financial Officer

Biographical information for Mr. Clawson is provided on page 5 in the section identifying him as a Class I Director.

Fred Bentley, Vice President — Chief Operating Officer and President, Global Wheel Group, has held this position since January 2006 when the group was formed by combining the Company’s North American and International Wheel Groups. Mr. Bentley joined the Company in October of 2001 as President of the Commercial Highway and Aftermarket business and was appointed President of the International Wheel Group in June 2003. He is a Six Sigma Black Belt, has a solid background of operations strategy, lean manufacturing, leadership of global businesses and business repositioning. Prior to joining the Company, he was Managing Director for Honeywell’s Holts European and South Africa automotive after-market operations. In addition, while at Honeywell, Mr. Bentley also served as Heavy Duty Filter (Fram) General Manager and Plant Manager for operations in Greenville, Ohio and Clearfield, Utah. Before joining Honeywell in 1995, Mr. Bentley worked in various capacities at Frito Lay, Inc. (PepsiCo) for a total of eight years. Mr. Bentley earned his Bachelor of Science degree in Industrial Engineering from the University of Cincinnati, Ohio, and a Master’s of Business Administration from the University of Phoenix. He also attended the Harvard Business School Advanced Management Program.

Patrick C. Cauley, Vice President, General Counsel and Secretary, has held this position since January 2004. He previously served as Interim General Counsel and before that as Assistant General Counsel. Prior to joining the Company in 1999, Mr. Cauley was a partner at the Detroit based law firm of Bodman LLP, where he engaged in all aspects of corporate practice, including mergers and acquisitions, commercial lending and financing, tax and real estate transactions. Mr. Cauley earned his Bachelor of Science degree in Business Administration, with a major in Accounting and his Juris Doctor degree from the University of Michigan. Mr. Cauley is also a Certified Public Accountant.

John A. Salvette, Vice President, Business Development, has held this position since August 2001. After serving in various financial positions with Rockwell International’s Automotive Operations and serving as Vice President and Chief Financial Officer of Stahl Manufacturing, an automotive supplier in Redford, Michigan, Mr. Salvette joined Kelsey-Hayes in 1990 as Controller for the North American Aluminum Wheel Business Unit. From May 1993 to January 1995, Mr. Salvette served as Director of Investor Relations and Business Planning and, from February 1995 to June 1997, as Corporate Treasurer to the Company. From July 1997 to January 1999, Mr. Salvette was Group Vice President of Finance of Hayes Lemmerz Europe. Following the acquisition of CMI International in February 1999, Mr. Salvette was appointed Vice President of Finance, Cast Components Group. Mr. Salvette received a Bachelor of Arts degree in Economics from the University of Michigan in 1977 and a Master of Business Administration from the University of Chicago in 1979.

Daniel M. Sandberg, Vice President — President, Automotive Components Group and Vice President, Global Materials and Logistics, was appointed as Vice President, Global Materials and Logistics in June 2005 and as President of the Automotive Components Group in April 2006, when that group was formed by combining the Company’s Automotive Brake, Powertrain and Suspension Components businesses. Mr. Sandberg served as President of Automotive Brake Components from February 1999 to April 2006 and as President of Powertrain

Components from October 2001 through April 2006. From 1996 to 1999, he served as Vice President of International Operations, General Counsel and Secretary. Mr. Sandberg joined the Company in April 1994 as Vice President, General Counsel and Secretary. He received his Bachelor of Arts degree in Economics and his Juris Doctor degree from the University of Michigan. Mr. Sandberg has over 13 years of experience in the automotive industry.

James A. Yost, Vice President, Finance and Chief Financial Officer, has held this position since he joined the Company in July 2002. Mr. Yost retired from Ford Motor Company in 2001, where he most recently served as Vice President of Corporate Strategy. He also held positions as Vice President and Chief Information Officer, Executive Director of Corporate Finance, General Auditor and Executive Director of Finance Process and Systems Development, Finance Director of Ford Europe and Controller of Autolatina (South America) during his 27-year career. Mr. Yost graduated with a Bachelor of Engineering Science degree in Computer Science from the Johns Hopkins University in Baltimore, Maryland. He also received a Masters of Business Administration in Finance from the University of Chicago.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Based on the most recent information made available to us, the following table sets forth certain information regarding the ownership of our common stock as of May 29, 2007 by: (a) each director and nominee for director named in “Proposal 1 — Election of Directors”; (b) each of the executive officers and individuals named in the Summary Compensation Table; (c) all of our executive officers and directors as a group; and (d) each person, or group of affiliated persons, known to us to be beneficial owners of 5% or more of our common stock as of such date. A person generally “beneficially owns” shares if he has either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, and subject to community property laws where applicable, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

	Amount and Nature of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)(3)	Percent of Class

5% Stockholders:
Rutabaga Capital Management(4)	4,344,835	11.0
Amalgamated Gadget, L.P.(5)	3,629,666	8.6
Credit Suisse(6)	2,291,000	5.8
Named Executive Officers and Directors:
Curtis J. Clawson	846,384	2.1
James A. Yost	153,931	*
Fred Bentley	92,661	*
Patrick C. Cauley	74,856	*
Daniel M. Sandberg	91,315	*
William H. Cunningham	38,182	*
Cynthia L. Feldmann	—	*
George T. Haymaker, Jr.	28,182	*
Mohsen Sohi	23,587	*
Henry D. G. Wallace	25,682	*
Richard F. Wallman	18,182	*
All current directors and executive officers as a group (12 persons)	1,484,880	3.6

*	Less than one percent (1%).

(1)	Unless otherwise indicated, the address of each person named in the table is Hayes Lemmerz International, Inc., 15300 Centennial Drive, Northville, Michigan 48168. This table is based upon the Company’s books and records, information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Applicable percentages are based on 39,648,456 outstanding shares on May 29, 2007, adjusted as required by rules promulgated by the SEC.

(2)	Does not include shares issued in our rights offering, which closed after the record date. On March 16, 2007 we announced a rights offering pursuant to which each holder of record on April 10, 2007 received 1.3970 rights to purchase additional shares of our common stock for each share of common stock held on the record date. Each right entitled the holder thereof to purchase one share of our common stock at a price of $3.25 per share. Holders also had the right to oversubscribe for up to 100% of their basic subscription privilege. The subscription period expired May 21, 2007. The rights offering closed and 55,384,615 new shares were issued on May 30, 2007. The following table indicates for our officers and directors the approximate number of shares acquired in the rights offering:

Shares Acquired in
Name	Rights Offering

Curtis J. Clawson	249,530
James A. Yost	56,544
Fred Bentley	21,037
Patrick C. Cauley	17,931
Daniel M. Sandberg	7,796
William H. Cunningham	41,360
George T. Haymaker	24,130
Mohsen Sohi	21,562
Henry D. G. Wallace	22,403
Richard F. Wallman	11,029
All current directors and executive officers as a group (12 persons)	488,564

(3)	The following table indicates for our officers and directors the total number of beneficially owned shares that are subject to options that are either currently exercisable or will become exercisable, and subject to restricted stock units that will become vested, within 60 days of May 29, 2007:

		Shares Subject to
	Shares Subject	Restricted
Name	to Options	Stock Units

Curtis J. Clawson	411,822	183,032
James A. Yost	78,546	34,910
Fred Bentley	54,546	24,243
Patrick C. Cauley	43,637	19,394
Daniel M. Sandberg	59,354	26,380
William H. Cunningham	10,909	—
George T. Haymaker	10,909	—
Mohsen Sohi	8,152	—
Henry D. G. Wallace	10,909	—
Richard F. Wallman	10,909	—
All current directors and executive officers as a group (12 persons)	755,775	312,884

(4)	Information reflected in this table and the notes thereto with respect to Rutabaga Capital Management is based on the Schedule 13G/A, dated January 23, 2007, filed by Rutabaga Capital Management on January 23, 2007. The amount set forth consists of 4,344,835 shares with respect to which Rutabaga Capital Management has sole dispositive power, 2,710,705 shares with respect to which Rutabaga Capital Management has sole voting power and 1,634,130 shares with respect to which Rutabaga Capital Management has shared voting power. The address of Rutabaga Capital Management is 64 Broad Street, 3rd Floor, Boston, Massachusetts 02109.

(5)	Information reflected in this table and the notes thereto with respect to Amalgamated Gadget, L.P. is based on the Schedule 13G/A, dated December 31, 2006, filed by Amalgamated Gadget, L.P. on February 8, 2007, except that the preferred stock of HLI Operating Company, Inc. held by Amalgamated Gadget, L.P. was exchanged for Common Stock of the Company on April 4, 2007. The amount set forth consists of shares acquired by Amalgamated Gadget, L.P. for and on behalf of R2 Investments, LDC and with respect to which Amalgamated Gadget, L.P., Scepter Holdings, Inc. and Geoffrey Raynor have sole voting power and sole dispositive power. The number of shares reported as beneficially owned by Amalgamated Gadget, L.P. includes 89,932 shares issued upon conversion of the 15,916 shares of preferred stock of HLI Operating Company, Inc.

reported as held by Amalgamated Gadget, L.P. Scepter Holdings, Inc. is the general partner of Amalgamated Gadget, L.P. and Mr. Raynor is the President and sole shareholder of Scepter Holdings, Inc. The address of Amalgamated Gadget, L.P. is 301 Commerce Street, Suite 2975, Fort Worth, Texas 76012.

(6)	Information reflected in this table and the notes thereto with respect to Credit Suisse is based on the Schedule 13G, dated December 29, 2006, filed by Credit Suisse on February 13, 2007 (the “Credit Suisse Schedule 13G”). The amount set forth consists of 2,291,000 shares with respect to which Credit Suisse has sole voting power and sole dispositive power. The address of Credit Suisse is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the principal business and office of the Reporting Person in the United States is Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Credit Suisse is Credit Suisse Group (“CSG”), a corporation formed under the laws of Switzerland. CSG, for purposes of the federal securities laws, may be deemed ultimately to control Credit Suisse and its subsidiaries to the extent that they constitute the Investment Banking division, the Alternative Investments business within the Asset Management division, and the U.S. private client services business (the “U.S. PCS Business”) within the Private Banking division (the “Reporting Person”). CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division (other than the Alternative Investments business) (the “Traditional AM Business”) and the Private Banking division (other than the U.S. PCS Business (the “Non-U.S. PB Business”)) may beneficially own shares to which the Credit Suisse Schedule 13G relates (the “Shares”) and such Shares are not reported in the Credit Suisse Schedule 13G. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Traditional AM Business and the Non-U.S. PB Business disclaims beneficial ownership of Shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG, the Traditional AM Business and the Non-U.S. PB Business.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 31, 2007, our officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives and Principles of Executive Compensation

The objectives of our executive compensation policies are to attract, retain and reward executive officers who contribute to our success, to align the financial interests of executive officers with our performance, to strengthen the relationship between executive pay and stockholder value, to motivate executive officers to achieve our business objectives and to reward individual performance.

In designing executive compensation programs intended to achieve these goals, we follow a number of key principles. These principles include the following:

•	Compensation should be competitive with that offered by other companies of similar size and in similar industries.

•	Compensation among executives should be equitable, based on their respective roles and responsibilities.

•	Compensation should be tied to the achievement of corporate and business unit performance goals and objectives.

•	Compensation programs should provide an appropriate balance between guaranteed and “at risk” components so as to provide significant upside for outstanding performance without encouraging improper behavior.

•	Compensation programs should provide an appropriate balance between short-term and long-term objectives and decision making.

•	Each element of compensation should be easy to understand.

•	Compensation programs should be flexible so as to allow compensation to be modified in response to changing industry conditions or other factors while continuing to support achievement of the Company’s goals.

•	Compensation programs should encourage ethical behavior by our executives.

Use of Compensation Consultants and Benchmarking

The Compensation Committee engaged Lyons Benenson, a nationally-recognized compensation consulting firm, to provide guidance in connection with fiscal 2006 executive compensation. The compensation consultant advised the Compensation Committee on the overall structure of the executive compensation program, the appropriate mix of the various elements of compensation and the amount of compensation payable to each of our executive officers, including the executive officers named in the Summary Compensation Table on page 37 (our “Named Executive Officers”). The compensation consultant also assisted us in developing a peer group of similar companies for purposes of benchmarking our executive compensation programs.

We annually develop a peer group of similar companies that the Compensation Committee uses to benchmark our executive compensation program. In establishing the peer group, we look at publicly traded tier-one automotive suppliers of similar size and with a similar geographic scope of operations. The automotive supplier industry is rapidly evolving and in recent years has witnessed a number of consolidations, bankruptcies and privatization. As a result, it has become more difficult to find publicly traded, tier-one automotive suppliers based in the United States that are similar in size to the Company and that have substantial international operations. Because there is a relatively small peer group of similar automotive suppliers, we also consider the executive compensation practices at durable goods manufactures of similar size with significant international operations. In 2006, the Company considered a peer group consisting of 20 companies including ten automotive suppliers and ten durable goods manufacturers. The automotive suppliers in the peer group consisted of American Axle & Manufacturing Holdings,

Inc., BorgWarner Inc., Cooper Tire & Rubber Company, Dura Automotive Systems, Inc., GenCorp Inc., Metaldyne Corporation, Modine Manufacturing Company, Superior Industries International, Inc., Tenneco Automotive Inc. and Titan International, Inc. The durable goods manufacturers in the peer group consisted of Acuity Brands, Inc., Briggs & Stratton Corporation, Carlisle Companies Incorporated, Exide Technologies, General Cable Corporation, Hubbell Incorporated, Kennametal Inc., The Manitowoc Company, Inc., Pentair, Inc., and Snap-on Incorporated.

The Compensation Committee recently engaged Towers Perrin as its compensation consultant with respect to our fiscal 2007 executive compensation programs. Towers Perrin is conducting a comprehensive review of our compensation policies, programs and levels and will be making recommendations to the Compensation Committee in the near future with respect to our executive compensation programs and the compensation of our executive officers, including the Named Executive Officers.

Role of Management

Members of management comment on the recommendations made by the compensation consultants. Mr. Clawson, our Chief Executive Officer, generally participates in Compensation Committee discussions related to the compensation of the other Named Executive Officers, although all final decisions regarding the compensation of our Named Executive Officers are made by the Compensation Committee. Mr. Clawson does not participate in Compensation Committee discussions regarding his compensation.

Management also plays a significant role in structuring our incentive compensation plans. Management generally recommends to the Compensation Committee the financial and other metrics on which cash incentive awards should be determined so as to align this component of executive compensation with corporate financial targets and strategic goals. Management also determines, in consultation with our Board of Directors, our annual budgets and operating plans. From time to time, our management may also recommend changes to executive compensation based on our then current financial situation. For example, in fiscal 2006, management recommended the suspension of retirement plan contributions and agreed to voluntary pay reductions to enable us to reduce our cost structure and improve cash flow.

Allocation Among Components of Compensation

Our executive compensation package in fiscal 2006 consisted of the following components: base salary, short-term cash incentives, long-term cash and equity incentives, benefit programs and perquisites that are customary in the automotive supplier industry. The Compensation Committee reviews the executive compensation practices of the peer group in establishing levels of total compensation and the allocation of total compensation among the various compensation components. In general, we target total executive compensation to be competitive with the median total compensation of the peer group, taking into account individual factors such as responsibilities, experience and performance. One important principle followed by the Compensation Committee in establishing the allocation of total compensation among the various components is that the portion of an executive’s total compensation that is “at risk” and subject to the achievement of business unit and corporate performance goals should increase as the responsibilities of the executive within the Company increase. Accordingly, the percentage of total compensation that is “at risk” is higher for Mr. Clawson than it is for the other Named Executive Officers. The Compensation Committee does not apply a predetermined formula to calculate allocations of total compensation among these elements, but rather considers this principle in determining total annual target compensation of each Named Executive Officer.

Base Salary

The base salary component of total compensation is not “at risk” and is intended to provide a fair and reasonable level of minimum pay for the performance of the regular duties and responsibilities of each position. In determining what level of minimum compensation is fair and reasonable, the Compensation Committee considers the importance to the Company of the duties and responsibilities of each position, the base salaries being paid by the members of the peer group of companies for similar positions and how and executive’s base salary compares to the other members of the executive team. In general, we target base salary to be at approximately the median of the peer group.

Base salary is the basis for determining the amounts of the other components of compensation, as the other components of compensation are typically calculated as a multiple of base salary. For instance, target and maximum short-term and long-term cash incentives are expressed as percentages of base salary and base salary is considered in determining the amount of equity compensation grants to our Named Executive Officers. In addition, certain benefit programs such as retirement benefits and life and long-term disability insurance provide benefits that are based on percentages or multiples of base salary.

The base salaries of Messrs. Clawson, Yost, Bentley, Cauley and Sandberg are currently set at $799,245, $450,000, $380,000, $288,000 and $350,000, respectively, prior to taking into account the voluntary reductions described below. Pursuant to employment agreements with each of our Named Executive Officers, base salary is to be reviewed annually and may be increased, but not decreased, by the Compensation Committee. Each of the Named Executive Officers other than Mr. Clawson received base salary increases in fiscal 2006, primarily to reflect the additional responsibilities taken on by these Named Executive Officers, as more fully described below. The amounts of the annual increases for Messrs. Yost, Bentley, Cauley and Sandberg were $64,440, $40,000, $20,000 and $64,195, respectively. In determining the amounts of the base salary increases, the Compensation Committee considered salary data obtained in its benchmarking survey and the scope of the additional responsibilities assumed by each such Named Executive Officer. Mr. Clawson did not receive a salary increase in fiscal 2006.

Over the past two years, we have undertaken a significant restructuring of our business units and eliminated several senior executive positions. For example, we combined our North American Wheel Group with our International Wheel Group, which was led by Mr. Bentley, with Mr. Bentley assuming responsibility for the combined Global Wheel Group. Similarly, we combined our Suspension Components business unit with our Automotive Brake and Powertrain business unit, which was led by Mr. Sandberg, with Mr. Sandberg assuming responsibility for the combined Automotive Components Group. In addition, as the result of the elimination of several senior executive positions, Mr. Yost assumed responsibility for global information technology management, Mr. Cauley assumed responsibility for health, safety and environmental compliance, risk management and corporate communications and Mr. Sandberg assumed responsibility for human resources and materials and logistics, in addition to his responsibilities in leading the Automotive Components Group. The base salary increases to these Named Executive Officers were intended, in part, to reflect the assumption of these additional responsibilities.

In fiscal 2006 we instituted salary reductions at our facilities in North America in connection with other actions taken to reduce our overall cost structure. In connection with these actions, Mr. Clawson voluntarily reduced his base salary by 10% from the amount set forth above and each of the other Named Executive Officers agreed to voluntarily reduce his base salary by 7.5% from the amounts set forth above. These reductions became effective for all payments of salary received on or after May 1, 2006 and are reflected in the “Salary” column of the Summary Compensation Table below. The voluntary reductions do not impact the calculation of incentive compensation that is determined as a percentage of base salary or any amounts payable in connection with a termination for good reason or upon a change of control, all of which will be calculated using the amounts set forth above without reduction. Because the reductions are voluntary, they can be terminated at any time at the election of the Named Executive Officer. The salary reductions remained in place for all of the Named Executive Officers as of May 29, 2007.

Short-Term Cash Incentives

Short-term cash incentive compensation is intended to reward the achievement of corporate, business unit and personal goals for the current fiscal year. The criteria used to evaluate performance for short-term incentive compensation are established each fiscal year and emphasize the achievement of business results that management and the Board of Directors determine to be most important during the year. Historically, these metrics have included measurements such as return on investment, adjusted earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, earnings from operations and cash flow. As with base salaries, the Compensation

Committee consults with its executive compensation consultant and uses its benchmarking studies in setting the target levels of short-term cash incentives. We target short-term cash incentives to be, on average, at the median of the peer group. Consistent with the principle that a greater percentage of total compensation should be “at risk” for our Chief Executive Officer than for our other Named Executive Officers, in 2006 the target short-term cash incentive award was 100% of base salary for Mr. Clawson and 60% for each of the other Named Executive Officers. The maximum possible short-term cash incentive award for all Named Executive Officers was equal to twice the target award.

Under our fiscal 2006 short-term incentive plan (“STIP”), short-term cash incentives were paid from a pool allocated to pay awards under both the STIP and a separate incentive program known as “Gainsharing” in which the Named Executive Officers do not participate. The size of the total pool available for both STIP and Gainsharing awards was based on the Company’s earnings before interest and taxes, adjusted to eliminate the impact of asset impairments and sales of businesses during the fiscal year and the accrual for the STIP award earned (“EBIT”). One-third of EBIT in excess of the target EBIT established in our annual operating plan was allocated to the total incentive pool. Management recommended, and the Compensation Committee approved, EBIT as the key performance metric for short-term incentive compensation awards for several reasons, including:

•	Focusing our Named Executive Officers on reducing costs and improving productivity.

•	Aligning incentive compensation to one of the key metrics used by stockholders to evaluate our performance.

•	Establishing a performance metric that is easy for individuals throughout the Company to understand and comprehend how it can be impacted by individual actions.

During fiscal 2006 the STIP and Gainsharing plans were structured so that an incentive pool was generated only when EBIT performance exceeded the annual operating plan objective in order to minimize the cash flow impact and to respond to difficult conditions in the industry. In future years we may return to a more traditional budgeted STIP program that will pay awards on the basis of the achievement of corporate, business unit and individual goals.

The portion of the total short-term incentive pool remaining after the determination of the Gainsharing awards is available for STIP awards (the “STIP Pool”) to the Named Executive Officers and other eligible participants. STIP awards are calculated based on the percentage of the actual STIP Pool relative to the target STIP Pool (the “STIP Percentage”), with the STIP Percentage capped at a maximum of 200%. The target STIP Pool is equal to the aggregate of the target awards to all eligible participants. The STIP Percentage achieved in fiscal 2006 was 67.8%. With the STIP Percentage being positive only when EBIT performance exceeded the target and increasing only as the amount of the overachievement increased, the achievement of target STIP awards was very difficult.

STIP awards include both a non-discretionary and a discretionary component. Eighty percent of the STIP Pool is allocated for non-discretionary awards. In the case of Mr. Clawson, the non-discretionary portion of the STIP award is equal to 80% of his base salary (without taking into account voluntary reductions) times the STIP Percentage. For the other Named Executive Officers, the non-discretionary portion of the STIP award is equal to 80% of their respective base salaries (without taking into account voluntary reductions) times their target percentage (60%) times the STIP Percentage. For other participants in the STIP, the non-discretionary component is equal to 80% of the participants’ base salaries times their respective target percentages times the STIP Percentage. The 20% of the STIP Pool remaining after the payment of all non-discretionary awards is available for discretionary awards.

The Compensation Committee determined the discretionary portion of the STIP award for Mr. Clawson primarily on achievement of the target financial metrics and progress on our corporate restructuring and calculated his award by multiplying 20% of his base salary (without taking into account voluntary reductions) times the STIP Percentage. The Compensation Committee approved the discretionary portion of the STIP awards for the other Named Executive Officers based upon business unit, department and individual performance.

The following table sets forth the amount of each component and the total amount of the STIP award payable to each Named Executive Officer in dollars and, for the total, as a percentage of base salary. The non-discretionary portion of these awards is included in the “Non-Equity Incentive Plan Compensation” column of Summary Compensation Table, while the discretionary portion is included in the “Bonus” column.

	Non-discretionary	Discretionary		Percentage of
Name	Award	Award	Total Award	Base Salary

Curtis J. Clawson	$433,510	$108,378	$541,888	67.8%
James A. Yost	146,448	54,918	201,366	44.7%
Fred Bentley	123,667	46,375	170,042	44.7%
Patrick C. Cauley	93,727	35,148	128,874	44.7%
Daniel M. Sandberg	113,904	14,238	128,142	36.6%

Long-Term Cash Incentives

On June 14, 2005, our Board of Directors adopted the Officer Bonus Plan (“OBP”), a long-term cash incentive program, to provide financial incentives for our executive officers, including the Named Executive Officers, to remain with the Company and to achieve our strategic performance objectives. Although long-term cash incentives have not typically been a component of our executive compensation programs, the Board of Directors believed that grants of restricted stock units and stock options, which have been the historical long-term components of our executive compensation programs, did not provide a sufficient incentive to motivate and retain our Named Executive Officers due to the turbulent conditions in the industry and the related impact on the price of our common stock. The Board of Directors believed, and continues to believe, that we have a strong management team and a well-developed long-term strategy that the Board of Directors believes will be successful. Accordingly, the Board of Directors believed that it was important to provide a sufficient financial incentive, payable over several years, to retain the Named Executive Officers and focus them on the continued implementation of our strategic performance objectives. The Compensation Committee, in consultation with our executive compensation consultant, developed the OBP to address these concerns and presented it to the Board of Directors for approval. Each of the Named Executive Officers received awards under the OBP in fiscal 2005. No further awards have been made under the OBP.

The OBP is administered by the Compensation Committee, which determines in its sole discretion, subject to the terms of the OBP, the performance goals and the amount payable under any award. The established performance goals related to the achievement of confidential strategic business initiatives for the performance period from January 1, 2005 through June 30, 2006. Because of the rapidly evolving nature of the automotive supply industry and the degree to which the achievement of the goals and objective depend upon industry conditions, financial markets and other factors beyond the control of our Named Executive Officers, the OBP was designed to provide the Compensation Committee significant discretion in determining the amount of the awards, the degree to which performance objectives were achieved and the other factors taken into account in determining the amount of awards under the OBP.

The target award for each Named Executive Officer other than Mr. Clawson was 100% of base salary (without taking into account voluntary reductions), with a maximum award of 200% of base salary. The target award for Mr. Clawson was 200% of base salary (without taking into account voluntary reductions), with a maximum award of 300% of base salary. The determination of the degree to which each Named Executive Officer achieved the performance goals and the amount of the awards payable was to have been made in July 2006, following the end of the performance period. At the request of the Named Executive Officers, the Compensation Committee decided to defer the determination of awards to be paid under the OBP until no later than February 1, 2007.

On December 8, 2006, the Compensation Committee determined the degree to which each Named Executive Officer achieved the performance objectives and the amount of the award payable to each such Named Executive Officer. The level of awards reflects the Compensation Committee’s determination that the Named Executive Officers have made significant contributions to the Company through the achievement of their performance objectives under the OBP and otherwise. The following table sets forth the total amount of the award and the payment dates (except in the case of Mr. Clawson, whose first payment was made on May 4, 2007) for the award to each Named Executive Officer, expressed in dollars and as a percentage of base salary. These awards are included in the “Non-Equity Incentive Plan Compensation” column of Summary Compensation Table.

	Total
	Award	Percentage of	Paid	Payable	Payable
Name	Payable	Base Salary	January 2007	July 2007	July 2008

Curtis J. Clawson	$1,800,000	225%	$600,000	$600,000	$600,000
James A. Yost	810,000	180%	270,000	270,000	270,000
Fred Bentley	684,000	180%	228,000	228,000	228,000
Patrick C. Cauley	518,000	180%	172,667	172,667	172,666
Daniel M. Sandberg	350,000	100%	116,667	116,667	116,666

Many of the established goals under the OBP relate to the achievement of confidential strategic business objectives, the disclosure of which would adversely affect our competitive position. However, these strategic goals were intended to be difficult to achieve and to require significant effort from each Named Executive Officer receiving an award under the OBP. Furthermore, achievement of these strategic goals also depended, in part, upon market factors outside the control of the Named Executive Officers. In determining Mr. Clawson’s award, the Compensation Committee considered the degree to which we had successfully completed our restructuring objectives, including the consolidation of business units into the Global Wheel Group and the Automotive Components Group, the successful divestitures of non-core businesses, and our improved financial performance, in addition to other confidential strategic goals. In determining the awards of the other Named Executive Officers, the Compensation Committee considered the following factors, in addition to the confidential strategic goals:

•	For Mr. Yost, the implementation of programs to improve liquidity, the implementation of a long-term strategy to ensure Sarbanes-Oxley compliance in a cost-effective manner and the assumption of responsibility for our information technology function.

•	For Mr. Bentley, his assumption of responsibility for the combined Global Wheel Group, the successful expansion of our aluminum wheel manufacturing capabilities in low cost countries including Mexico, Thailand, Brazil and the Czech Republic and the strong performance of the International Wheel Group and, following consolidation, the Global Wheel Group.

•	For Mr. Cauley, his role in executing our strategic initiatives, including the divestures of non-core businesses, his successful resolution of matters involving key customers and his assumption of additional responsibilities.

•	For Mr. Sandberg, his assumption of responsibility for the combined Automotive Components Group as well as for the human resources and global materials and logistics functions.

Awards made under the OBP are to be paid in three equal installments. The first installment was paid on January 5, 2007 to all Named Executive Officers other than Mr. Clawson, whose first installment was paid on May 4, 2007. The remaining installments will be paid in July 2007 and July 2008. Payment of OBP awards is accelerated upon a change in control. Generally, a Named Executive Officer will only be entitled to payment of future installments award if he continues to be an eligible officer, as defined in the OBP, on the date of payment.

Long-Term Equity Compensation

The key objectives of our long-term equity compensation programs are to directly align the interests of our Named Executive Officers with the interests of our stockholders and to retain our Named Executive Officers, as equity compensation awards vest over a period of years following the grant date. Past equity awards have included grants of stock options, restricted stock and restricted stock units, which are payable in either stock or the equivalent value in cash on the vesting date as determined by the Compensation Committee. The equity compensation awards granted to date are not subject to the achievement of performance goals for vesting, but instead vest over a period of time established on the grant date. These awards generally vest over a period of four years. As with the other elements of total compensation, the long-term equity compensation levels of peer group companies are considered when determining appropriate long-term equity compensation levels for our Named Executive Officers. However, given the economic condition of the Company and the market price of our common stock, the realized value of our long-term equity compensation has been less than the market median of the peer group in recent years. The limited realized value of our long-term equity compensation was one of the factors considered by the Board of Directors when it established the OBP.

We do not have an established policy with respect to the timing of grants of equity compensation and equity awards have not been granted on an annual or other periodic basis in the past. Until fiscal 2006, we had not granted any equity incentive awards to our Named Executive Officers since our emergence from Chapter 11 in 2003. In September 2006, we granted restricted stock units to each of our Named Executives Officers. The grant date expected value of this grant was approximately 25% of market median, but reflected the current value of our common stock and the limited number of shares available for grants under our Long Term Incentive Plan. The restricted stock units will vest as to one-half of the total grant on each of the first and second anniversary of the grant date. The Compensation Committee used shorter vesting dates with these restricted stock units than have typically been used with past grants to reflect the fact that the amount of the grant was significantly below market levels and to enhance the perceived value of these grants to the Named Executive Officers. The amount of compensation expense we recognized with respect to awards outstanding during fiscal 2006 is set forth in the “Stock Awards” column of the Summary Compensation Table. The grant date fair value of the restricted stock units awarded in fiscal 2006 is set forth in the Grants of Plan Based Awards Table.

We have not granted options to any of our Named Executive Officers since our emergence from Chapter 11 in 2003. In the fourth quarter of fiscal 2005, the Board of Directors approved the immediate acceleration of vesting of all unvested stock options previously awarded to all employees, including the Named Executive Officers. All of the vested options had exercise prices substantially in excess of the market price on the date vesting was accelerated. The accelerated vesting of options was intended to eliminate any future reportable compensation expense relating to the underwater options on our adoption of Statement of Financial Accounting Standards 123R, beginning in the first quarter of fiscal 2006.

We do not currently have stock ownership requirements or guidelines for our executive officers, although all of our Named Executive Officers hold the Company’s stock.

Benefits and Perquisites

Our executive benefit plans provide benefits customary in the automotive supply industry. Benefit programs are established taking into account benefits being offered by peer group companies as well as consideration of the impact of the costs of the benefit programs on our financial performance. Most benefit plans provided to our executive officers are also provided to all non-union employees in the United States. Basic benefit plans include medical, dental and prescription drug plans, life insurance and long-term disability insurance. Life and long-term disability insurance are provided to Named Executive Officers at the same multiples of base salary as other employees. However, due to group insurance limitations on maximum benefits, the Company pays for individual executive policies for our Named Executive Officers that supplement the group policies above the group policy limits.

Retirement Benefits.  The Named Executive Officers participate in the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”), which is the same tax qualified retirement plan available to all other non-union employees in the United States. Through April 2006, we matched 100% of the first four percent of eligible compensation that was deferred into the 401(k) Plan by any eligible employees, including the Named Executive Officers. In addition, the 401(k) Plan included a defined contribution benefit for all eligible employees equal to five percent of eligible compensation up to the Social Security wage base and eight percent of eligible compensation thereafter. In connection with the reductions in employee base compensation in the United States, all employer contributions to the 401(k) Plan were suspended, effective May 1, 2006. Because of improvements to our financial performance during 2006, the Compensation Committee reinstated the four percent matching contribution on January 1, 2007. The defined contribution benefit has not been reinstated as of May 29, 2007.

In addition to the 401(k) Plan, the Named Executive Officers participate in a non-qualified Supplemental Executive Retirement Plan (“SERP”). The intent of the SERP is to replace the benefits that would have been available under the 401(k) Plan, but for the limits on contributions to tax-qualified plans under the Internal Revenue Code. Prior to May 1, 2006, we made contributions to the SERP of twelve percent of eligible compensation, which is equal to the sum of the 401(k) Plan defined contribution rate for amounts in excess of the Social Security wage base plus the 401(k) matching contribution rate, minus the amount actually contributed to the 401(k) Plan. Contributions to the SERP were suspended together with the suspension of contributions to the 401(k) Plan. Contributions to the SERP were reinstated on January 1, 2007 at four percent of eligible compensation, the same rate as matching contributions to the 401(k) Plan, less the amount actually contributed to the 401(k) Plan.

We no longer offer a defined benefit pension plan to any of our employees in the United States. Participation in our prior defined benefit pension plan was closed to new participants on December 31, 1994 and service credits were frozen on that date. Mr. Sandberg, who was hired in 1994, is the only Named Executive Officer with any vested benefits under the defined benefit pension plan.

Perquisites.  We provide limited perquisites to our executives. We provide each Named Executive Officer with a leased vehicle that is available for personal use (or reimburse the cost of a vehicle leased by them) and we pay all of the costs associated with those vehicles, which is a customary perquisite in the automotive supply industry. Rather than providing additional perquisites such as tax preparation, financial planning, country club dues and the like, we provide each Named Executive with an annual $15,000 perquisite allowance that may be used to pay for such services or taken in cash at the option of the Named Executive Officer. To help ensure that the Named Executive Officers are physically able to execute their duties, we also pay all the expenses associated with an annual comprehensive physical examination, taken at the option of the Named Executive Officer.

We do not maintain a corporate aircraft, but we charter private jets from time to time for executive business travel. These are not available to our Named Executive Officers for personal use, although in isolated instances during fiscal 2006 an additional leg was added to a scheduled business flight to pick up or drop off Mr. Clawson at another location. The estimated incremental cost to the Company of these additional trips is included in the “All Other Compensation” column of the Summary Compensation Table.

Severance and Change in Control Arrangements

The Compensation Committee believes severance and change in control arrangements are necessary to recruit talented executives from successful careers at other respected companies and to ensure that the interests of the Named Executive Officers remain aligned with the interests of our stockholders in transactions that could result in the termination of a Named Executive Officer’s employment. We also provide these benefits to ease the impact on the Named Executive Officer of the termination of his employment and take into account the fact that it can take a significant amount of time for senior executives to find comparable positions in other companies. These arrangements are generally set forth in the employment agreements we have executed with each of our Named Executive Officers or, with respect to awards under certain long-term compensation plans, in the plan documents. Additional information regarding our severance and change in control arrangements is set forth in “Potential Payments Upon Termination or Change in Control” on page 42.

The employment agreements and incentive compensation plans also provide for certain benefits upon a change in control. Certain of these benefits include a “single trigger” provision, meaning that the benefits become payable on a change of control, whether or not the employment of the Named Executive Officer is terminated in connection with the change of control. The Named Executive Officers other than Mr. Clawson are entitled to payment of a portion of their annual target STIP payment prorated through the date of the change in control on a single trigger basis. All of the Named Executive Officers will receive the following benefits on a single trigger basis following a change of control:

•	Vesting of all unvested stock options and restricted stock units and lapse of restrictions on shares of restricted stock.

•	Payment of all amounts earned but not yet paid under the OBP.

•	Vesting of any unvested contributions to the 401(k) Plan (which is applicable to all participants in the 401(k) Plan on a change in control) and the SERP.

We believe that a single trigger provision is appropriate for equity awards to more closely align the interests of the Named Executive Officers with those of our stockholders in connection with such a transaction. We also believe that Named Executive Officers who are not terminated in the transaction should have the same ability as those who are terminated to realize the benefits of the transaction with respect to our equity at the time it is completed. We do not believe it is appropriate for the Named Executive Officers to continue to bear the risk of non-payment of amounts earned but not yet paid under the OBP following a change of control and therefore believe that a single trigger payment provision is appropriate for vesting these amounts. We also believe that a single trigger is appropriate for vesting contributions to retirement plans so that employees terminated in connection with a change in control are able to access these benefits and employees remaining with the surviving company are not treated less favorably than those who were terminated.

In addition to benefits payable on a single trigger basis (but in lieu of any benefits that would be payable upon such a termination in the absence of a change in control), all of our Named Executive Officers are entitled to severance and other benefits if terminated by us or our successor without cause or by him with good reason or, in the case of Mr. Clawson only, without good reason, following a change of control. We believe that these benefits are appropriate to provide an incentive to our Named Executive Officers to complete transactions that benefit our stockholders, but may result in their termination or substantial changes to the conditions of their employment. We believe a double trigger payment provision is appropriate for these benefits to avoid a windfall payment to Named Executive Officers who continue with the Company following the transaction. We believe that the modified double trigger provision, providing payment to Mr. Clawson if he terminates his employment without good reason following a change in control is appropriate in light of the importance of the efforts of the Chief Executive Officer to the completion of such a transaction and the unique nature of the position of the Chief Executive Officer in needing to work closely with a potential new Board of Directors following a change of control. We believe that providing such a provision more closely aligns the interests of Mr. Clawson with that of the other stockholders considering the importance of Mr. Clawson to the successful completion of the transaction and the uncertainty of the nature or conditions of his continued future employment with the Company or its successor following the transaction.

The employment agreements and incentive compensation plans also contain provisions regarding the benefits to be received in the event of termination of employment upon disability, death, and other certain circumstances, which we believe are typical and customary in the automotive supplier and durable goods industries.

Tax Considerations

If any payments or benefits paid to our Named Executive Officers under the employment agreements or any other plan, arrangement or agreement with us are subject to the federal excise tax on excess parachute payments or any similar state or local tax, or our Named Executive Officers incur any interest or penalties with respect thereto, we will pay additional “gross up” amounts so that the Named Executive Officer is put in the same position as if no excise taxes had been imposed.

Section 162(m) of the Internal Revenue Code, as amended, generally provides that publicly held companies may not deduct compensation paid to certain executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.” Awards granted under our Long Term Incentive Plan are intended to constitute qualified performance-based compensation eligible for this exception, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements. The Compensation Committee, in general, seeks to qualify compensation paid to our Named Executive Officers for deductibility under Section 162(m), although the Compensation Committee believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Compensation Committee’s judgment, it is in the Company’s best interest to do so. Awards under the Officer Bonus Plan adopted in fiscal 2005 do not qualify for deductibility under Section 162(m).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2007 Annual Meeting of Stockholders.

The Compensation Committee

William H. Cunningham (Chair)
Mohsen Sohi
Henry D. G. Wallace
Richard F. Wallman

Summary Compensation Table

The following table and accompanying notes set forth and discuss all compensation awarded to, earned by or paid to each of our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated officers as of January 31, 2007:

						Change
						in Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
Name and					Incentive Plan	Compensation	All Other
Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total($)

Curtis J. Clawson,	2006	$735,972	$108,378	$1,036,910	$2,233,510	—	$78,986	$4,193,756
President, Chief Executive Officer and Chairman of the Board
James A. Yost,	2006	415,226	54,918	203,991	956,448	—	55,304	1,685,887
Vice President Finance and Chief Financial Officer
Fred Bentley,	2006	352,437	46,375	165,684	807,667	—	298,250	1,670,414
Vice President — President and Chief Operating Officer, Global Wheel Group
Patrick C. Cauley,	2006	268,400	35,148	116,985	611,727	—	64,646	1,096,906
Vice President, General Counsel and Secretary
Daniel M. Sandberg,	2006	321,194	14,238	155,409	463,904	371	59,234	1,014,349
Vice President — President, Automotive Components Group and Vice President, Global Materials and Logistics

Explanatory Notes and Discussion

(1)	This column reflects total base salary paid to our Named Executive Officers during the fiscal year. Pursuant to employment agreements executed with each of our Named Executive Officers, base salary is to be reviewed annually and may be increased, but not decreased, by the Compensation Committee. During the fiscal year, Mr. Clawson voluntarily reduced his base salary by 10% and each of the other Named Executive Officers voluntarily reduced his base salary by 7.5% from the amounts established pursuant to their employment agreements. These reductions became effective for all payments of salary received on or after May 1, 2006 and this column reflects the payment of base salary at the agreed rate through that date and at the voluntarily reduced rate thereafter.

(2)	This column reflects discretionary awards under our Short Term Incentive Plan (“STIP”). The size of the pool from which these awards are paid is determined based on the Company’s financial performance relative to established targets, but the amounts of the awards were determined by the Compensation Committee based on individual or business unit performance. More information on how the STIP awards were determined is set forth in “Compensation Discussion and Analysis — Short Term Cash Incentives” at page 29.

(3)	This column reflects the compensation cost recognized by the Company for grants of restricted stock units pursuant to Statement of Financial Accounting Standards 123R (“FAS 123R”). This cost is determined based on the fair value of the award on the grant date, which may have no correlation to the current market value of the shares or the market value of the shares on the day they vest. The assumptions used in valuing the restricted stock units are disclosed in Note 17 to the Company’s Consolidated Financial Statement included with its Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 9, 2007. The amount of compensation for the fiscal year is determined by pro rating the fair value of the awards over each vesting period and including the compensation attributable to the portions of the vesting periods occurring within the fiscal year. Fiscal 2006 compensation reflected in this column results from a grant of restricted stock units made on July 28, 2003 with a FAS 123R fair value of $13.93 per share which vested as to one-third of the grant on July 28, 2006 and which will vest with respect to the other two-thirds of the grant on July 28, 2007 and from a grant of restricted stock units made on September 17, 2006 with a FAS 123R fair value of $2.66 per share which will vest as to one-half of the grant on September 17, 2007 and which will vest with respect to the other one-half of the grant on September 17, 2008. These restricted stock units are subject to forfeiture and no value will be realized by a Named Executive Officer if he is no longer employed on the vesting dates, although vesting will be accelerated upon a change in control. The value actually realized by our Named Executive Officers with respect to restricted stock units that vested during the fiscal year is set forth in the Options Exercised and Stock Vested table on page 41.

None of our Named Executive Officers held unvested stock options during fiscal 2006 and thus no compensation expense was recognized with respect to options.

(4)	This column consists of the non-discretionary portion of incentive compensation earned under the STIP and compensation earned under the Officer Bonus Plan (“OBP”). The amounts of compensation attributable to each of the STIP and OBP are set forth in the following table:

Name	STIP	OBP

Curtis J. Clawson	$433,510	$1,800,000
James A. Yost	146,448	810,000
Fred Bentley	123,667	684,000
Patrick C. Cauley	93,727	518,000
Daniel M. Sandberg	113,904	350,000

Non-discretionary STIP awards were paid at 67.8% of the target, or 54.2% of established base salary for Mr. Clawson and 40.7% of established base salary for the other Named Executive Officers. More information on how the STIP awards were determined is set forth in “Compensation Discussion and Analysis — Short Term Cash Incentives” at page 29.

The OBP awards are to be paid in three equal installments. Only one installment has been paid, with the final two installments to be paid in July 2007 and July 2008. The final two payments under the OBP are subject to forfeiture and no value will be realized by a Named Executive Officer if he is not employed on the payment dates, unless payment is accelerated. Payment of OBP awards is accelerated upon a change in control or if the Named Executive Officer’s employment is terminated by us without cause by him with good reason. More information on the how the OBP awards were determined is set forth in “Compensation Discussion and Analysis — Long Term Cash Incentives” at page 31.

(5)	The amount in this column represents the change in the actuarial present value of Mr. Sandberg’s accumulated benefit under our defined benefit pension plan. Participation in the plan and all accrued benefits were frozen in 1994 and Mr. Sandberg is the only Named Executive Officer who is a participant in the plan. None of our Named Executive Officers received above-market or preferential earnings on the Supplemental Executive Retirement Plan, or on any other deferred compensation that is not tax-qualified.

(6)	This column includes all other items of compensation. For all of our Named Executive Officers, this amount includes (i) contributions to our 401(k) Retirement Savings Plan and the nonqualified Supplemental Executive Retirement Plan, (ii) supplemental term life and (except in the case of Mr. Yost) long term disability insurance premiums paid by the Company, (iii) in lieu of perquisites, a flexible benefit that can be applied, at the option of the Named Executive Officer, against the cost of certain services or memberships and which is paid in cash to the extent not so applied, (iv) the cost of automobiles provided or reimbursed by the Company and available for personal use, and (v) certain tax gross ups or reimbursements (other than foreign tax-equalization payments). The incremental cost to the Company for each individual item of such compensation was less than $10,000 for any Named Executive Officer, except as set forth in the following table:

	Retirement
	Plan
Name	Contributions	Insurance Premiums	Flexible Benefit	Automobile

Curtis J. Clawson	$27,773	$11,103	$15,000	$12,012
James A. Yost	22,329	—	15,000	11,347
Fred Bentley	27,515	—	15,000	11,803
Patrick C. Cauley	16,697	—	15,000	16,410
Daniel M. Sandberg	15,886	—	15,000	15,268

For Mr. Bentley, the amount in this column also includes $189,707 in German tax-equalization payments during fiscal year 2006 related to his service while based in Königswinter, Germany and $40,822 to cover certain costs in connection with Mr. Bentley’s relocation from Königswinter, Germany to Northville, Michigan. For Mr. Clawson the amount in this column also includes the incremental cost to the Company of isolated instances during fiscal 2006 in which an additional leg was added to scheduled business flights to pick up or drop off Mr. Clawson at another location. The incremental cost of these additional legs was determined on the basis of reports provided by the charter aircraft provider. None of our Named Executive Officers took comprehensive medical examinations during fiscal 2006.

Grants of Plan-Based Awards

The following table and accompanying notes set forth awards during the fiscal year to our Named Executive Officers pursuant to the STIP and our Long Term Incentive Plan:

		Estimated Future Payouts Under		All Other Stock	Grant Date
		Non-Equity Incentive Plan Awards(1)		Awards: Number of	Fair Value of Stock
		Target	Maximum	Shares of Stock or	and Option
Name	Grant Date	($)	($)	Units(#)(2)	Awards(3)

Curtis J. Clawson	9/17/2006	—	—	250,000	$665,000
	—	$799,245	$1,598,490	—
James A. Yost	9/17/2006	—	—	56,000	148,960
	—	270,000	540,000	—
Fred Bentley	9/17/2006	—	—	71,000	188,860
	—	228,000	456,000	—
Patrick C. Cauley	9/17/2006	—	—	36,000	95,760
	—	172,800	345,600	—
Daniel M. Sandberg	9/17/2006	—	—	44,000	117,040
	—	210,000	420,000	—

Explanatory Notes and Discussion

(1)	Theses columns reflect the target and maximum STIP payouts. More information on the STIP awards, including the actual STIP payments for fiscal 2006 and how the awards were determined is set forth in “Compensation Discussion and Analysis — Short Term Cash Incentives” at page 29.

(2)	This column reflects restricted stock units granted to each of the Named Executive Officers on September 17, 2006. The grants will vest as to one-half of the grant on September 17, 2007 and with respect to the other one-half of the grant on September 17, 2008. These awards are payable in either stock or the equivalent value in cash on the vesting date as determined by the Compensation Committee. Vesting of these awards may be accelerated in connection with the termination of a Named Executive Officer or upon a change in control, as more fully discussed in “Compensation Discussion and Analysis — Severance and Change in Control Arrangements” at page 34 and “Potential Payments Upon Termination or Change in Control” at page 42. More information on these awards is set forth in “Compensation Discussion and Analysis — Long Term Equity Incentives” at page 32.

(3)	The grant date fair value is determined by multiplying the number of units granted times the FAS 123R fair value per share of our common stock ($2.66) on the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table and accompanying notes includes information on unexercised stock options and unvested restricted stock units held by our Named Executive Officers at the end of the fiscal year:

	Option Awards
	Number of			Stock Awards
	Securities			Number of
	Underlying			Shares or Units	Market Value of
	Unexercised			of Stock	Shares or Units of
	Options(#)	Option	Option	that Have	Stock that Have
Name	Exercisable(1)	Exercise Price($)	Expiration Date	Not Vested(#)(2)	Not Vested($)

Curtis J. Clawson	411,822	$13.93	7/28/2013	—	—
	—	—	—	183,032	$836,456
	—	—	—	250,000	1,142,500
James A. Yost	78,546	$13.93	7/28/2013	—	—
	—	—	—	34,910	159,539
	—	—	—	56,000	255,920
Fred Bentley	54,546	$13.93	7/28/2013	—	—
	—	—	—	24,243	110,791
	—	—	—	71,000	324,490
Patrick C. Cauley	43,637	$13.93	7/28/2013	—	—
	—	—	—	19,394	88,631
	—	—	—	36,000	164,520
Daniel M. Sandberg	59,354	$13.93	7/28/2013	—	—
	—	—	—	26,380	120,557
	—	—	—	44,000	201,080

Explanatory Notes and Discussion

(1)	None of our Named Executive Officers held any unexercisable options at the end of the fiscal year. All unexercisable options held by employees, including the Named Executive Officers, were fully vested in fiscal 2005 prior to the adoption of FAS 123R.

(2)	This column sets forth awards of restricted stock units. The dates on which the restricted stock units are scheduled to vest are set forth in the following table:

Name	7/28/2007	9/17/2007	9/17/2008

Curtis J. Clawson	183,032	125,000	125,000
James A. Yost	34,910	28,000	28,000
Fred Bentley	24,243	35,500	35,500
Patrick C. Cauley	19,394	18,000	18,000
Daniel M. Sandberg	26,380	22,000	22,000

Vesting of these awards may be accelerated in connection with the termination of a Named Executive Officer or upon a change in control, as more fully discussed in “Compensation Discussion and Analysis — Severance and Change in Control Arrangements” at page 34 and “Potential Payments Upon Termination or Change in Control” at page 42.

Option Exercises and Stock Vested

None of our Named Executive Officers exercised stock options during the fiscal year. The following table and accompanying note include information on restricted stock units held by our Named Executive Officers that vested during the fiscal year:

	Stock Awards
	Number of Shares Acquired	Value Realized
Name	on Vesting(#)	on Vesting($)(1)

Curtis J. Clawson	91,516	$241,602
James A. Yost	17,454	46,079
Fred Bentley	12,121	31,999
Patrick C. Cauley	9,697	25,600
Daniel M. Sandberg	13,190	35,349

Explanatory Note and Discussion

(1)	The value realized on vesting is determined by multiplying the number of shares acquired on vesting times the closing price per share of our common stock ($2.64) on the vesting date.

Pension Benefits

We no longer offer a defined benefit pension plan to any of our employees in the United States. Participation in the defined benefit pension plan was closed to new participants on December 31, 1994 and service credits were frozen on that date. The following table and accompanying notes set forth certain information with respect to the accumulated benefits of Mr. Sandberg under our defined benefit pension plan:

Number of
		Years	Present Value of
		Credited	Accumulated
Name(1)	Plan Name(2)	Service(#)(3)	Benefits($)(4)

Daniel M. Sandberg	Hayes Lemmerz International, Inc. Retirement Income Plan	0.76	$6,809

Explanatory Notes and Discussion

(1)	Mr. Sandberg is the only Named Executive Officer to participate in our defined benefit pension plan. His accrued benefit at age 65 is frozen at $137 per month.

(2)	The Hayes Lemmerz International Inc. Retirement Income Plan provides a benefit at age 65 and after 30 years of credited service that would equal 30% of final average salary, subject to the limits allowed in the Code. However, retirement benefits were frozen at accrued levels in 1994. The plan allows for an actuarially reduced benefit if retiring earlier than age 65, as well as retiring with less than 30 years of service.

(3)	Mr. Sandberg’s number of years of credited service under the defined benefit pension plan differs from his number of years of service with the Company because service credits were frozen on December 31, 1994. As of May 29, 2007, Mr. Sandberg had over 13 years of service with the Company.

(4)	The valuation method and material assumptions applied in quantifying the present value of the current accrued benefits are described in our Annual Report on Form 10-K in Note 12 to our consolidated financial statements.

Nonqualified Deferred Compensation

We provide our executive officers with a Supplemental Executive Retirement Plan (the “SERP”). The intent of the SERP is to replace the benefits that would have been available under our 401(k) Retirement Savings Plan (the “401(k) Plan”), but for the limits on contributions to tax-qualified plans under the Internal Revenue Code. In addition to Company contributions, the Company may permit participants to defer a portion of their eligible compensation in an amount determined by the Company on a year-by-year basis. Earnings on deferred amounts are invested in accordance with a program established by the Company. Amounts in the plan are fully vested after three years of service. The SERP is unfunded and participants’ claims would be those of general unsecured creditors in the event of bankruptcy. Distributions from the SERP may be made in the event of the participants’ death, disability, termination of employment, attainment of age 60 or certain unforeseeable emergencies. More information on SERP contributions is set forth in “Compensation Discussion and Analysis — Benefits and Perquisites — Retirement Benefits” at page 33. The following table and accompanying notes set forth certain information the SERP:

	Registrant	Aggregate	Aggregate
	Contributions in	Earnings	Balance at
	Last Fiscal	in Last Fiscal	Last Fiscal
Name	Year($)(1)	Year($)(2)	Year-End($)(3)

Curtis J. Clawson	$7,996	$67,033	$1,452,541
James A. Yost	2,700	26,832	286,165
Fred Bentley	7,670	25,635	222,992
Patrick C. Cauley	2,728	11,748	83,727
Daniel M. Sandberg	2,826	20,443	233,075

Explanatory Notes and Discussion

(1)	This column sets forth the Company’s contributions to the SERP during the fiscal year. All of these amounts were included in the Summary Compensation Table for the last fiscal year. The Company suspended contributions to the SERP during the fiscal year, as more fully described in “Compensation Discussion and Analysis — Benefits and Perquisites — Retirement Benefits” at page 33.

(2)	This column sets forth the earnings on each Named Executive Officer’s SERP account during the fiscal year. Because these earnings are not above-market, no amounts were included in the Summary Compensation Table for the last fiscal year.

(3)	The following table sets forth the amounts included in this column that were included in the Summary Compensation Table for previous years, except with respect to Mr. Cauley, who has not previously been a Named Executive Officer:

Amount in Prior
Summary
Name	Compensation Tables

Curtis J. Clawson	$1,004,631
James A. Yost	215,365
Fred Bentley	67,872
Daniel M. Sandberg	129,651

Potential Payments Upon Termination or Change in Control

Background.  Potential benefits to be received by our Named Executive Officers upon termination or a change in control are set forth in each Named Executive Officer’s employment agreement and in the applicable plans and associated grant agreements under which they receive benefits. These plans include the 401(k) Plan, the SERP, the STIP, the Officer Bonus Plan, the Long Term Incentive Plan and, with respect to Mr. Sandberg only, the Retirement Income Plan, our former defined benefit pension plan. Additional information regarding potential payments upon a termination or change in control is included in “Compensation Discussion and Analysis — Severance and Change in Control Arrangements” at page 34. The following discussion quantifies and explains the benefits that would be payable to our Named Executive Officers in the following scenarios: (i) retirement; (ii) termination without cause or for good reason; (iii) termination as a result of death or disability; and (iv) upon a change in control. Except as described below with respect to Mr. Clawson terminating his employment without good reason following a change in control, none of our Named Executive Officers is entitled to any benefits or payments other than accrued salary and benefits vested through the termination date if terminated by us for cause or by him without good reason. These benefits are payable in any termination scenario. In certain of the termination scenarios described below, any unvested benefits under the 401(k) Plan and the SERP would become vested pursuant to the terms of the plans. However, all Named Executive Officers, other than Mr. Yost, are already fully vested in their benefits under these plans by virtue of their length of service with the Company.

All cash payments upon termination or a change in control are payable in a lump sum, less applicable withholding taxes, other than salary continuation payments to Mr. Clawson following termination without cause, for good reason or upon a change in control, which are paid in accordance with our payroll policies. Each Named Executive Officer other than Mr. Clawson is required to sign a mutual release agreement in order to obtain the post-termination or change in control benefits described below. The employment agreements also contain post-termination covenants prohibiting the Named Executives Officers from competing with or soliciting the customers or employees of the Company for a period of time following termination.

Retirement.  Upon retirement each of our Named Executive Officers would be entitled to their vested benefits under the 401(k) Plan, the SERP, and with respect to Mr. Sandberg, under the Retirement Income Plan, our defined benefit pension plan. The 401(k) Plan is generally available to all salaried employees in the United States and does not discriminate in scope, terms or operation in favor of executive officers. The vested benefits of each Named Executive Officer under the SERP at January 31, 2007 are set forth in the Non-qualified Deferred Compensation Table in the column labeled “Aggregate Balance at Last Fiscal Year-End” at page 42. Mr. Sandberg’s benefits under the Retirement Income Plan are described in the Pension Benefits table and accompanying notes at page 41.

Termination Without Cause or for Good Reason.  The benefits to be received by our Named Executive Officers upon termination of employment without “cause” or for “good reason” are set forth in their respective employment agreements. The Named Executive Officers’ employment agreements define “cause” as:

•	Willful failure to perform his material duties that have been duly assigned and are commensurate with those of the position in which he is then employed, if the failure is not cured within 15 days after receipt of written notice identifying the manner in which he has willfully failed to perform.

•	Engaging in willful conduct that is demonstrably injurious to the Company, monetarily or otherwise.

•	Conviction of any crime or offense constituting a felony.

•	Failure to comply with any material provision of his employment agreement, if the failure is not cured within 15 days after receipt of written notice.

The employment agreements define “good reason” as:

•	A material adverse alteration in the nature or status of the Named Executive Officer’s position, duties, responsibilities or authority.

•	A material reduction in base salary or level of employee benefits other than across-the-board reductions applied similarly to all of the Company’s senior executives.

•	Failure to pay or provide any of the compensation set forth in the employment agreements (except for an across-the-board deferral of compensation applied similarly to all of the Company’s senior executives) that is not cured within 15 days after receipt by the Company of written notice.

•	Relocation of the principal place of employment more than 30 miles from its current location except for required travel on Company business.

•	Assignment of duties or responsibilities which are materially inconsistent with the provisions of his employment agreement.

•	Failure by the Company to comply with any material provision of the employment agreement, if the failure is not cured within 15 days after receipt of written notice.

Mr. Clawson’s agreement defines “good reason” to also include the failure to continue his seat on the Board of Directors following his initial election or appointment to the Board of Directors. Mr. Bentley’s employment agreement defines good reason to also include additional events that would constitute a material adverse alteration in the nature or status of his position, duties, responsibilities or authority.

If Mr. Clawson is terminated without cause or terminates his employment for good reason, he is entitled to receive:

•	Continuing payments on normal payroll dates for a period of two years at the rate of 160% of his base salary in effect on the date of termination (without considering voluntary reductions in base salary).

•	Amounts earned and not yet paid under the Officer Bonus Plan

•	The continuation of health and welfare benefits for Mr. Clawson and covered family members for a period of two years.

•	Executive level outplacement services.

If any of the other Named Executive Officers is terminated without cause or terminates his employment for good reason, he is entitled to receive:

•	A lump sum severance payment equal to one year of base salary (without considering voluntary reductions in base salary).

•	A portion of the target STIP payment prorated through the termination date.

•	Amounts earned and not yet paid under the Officer Bonus Plan

•	Continuation of health and welfare benefits for the Named Executive Officer and covered family members for a period of one year.

•	Executive level outplacement services.

•	Title to vehicles provided by the Company.

Termination without cause or for good reason would not trigger any tax reimbursement payments for any of our Named Executive Officers. All Named Executive Officers would also be entitled to amounts in the 401(k) Plan and the SERP, which are described in “Potential Payments Upon Termination or Change in Control — Retirement” at page 43.

The following table sets forth the benefits (other than 401(k) Plan and SERP balances) payable to each Named Executive Officer upon termination without cause or with good reason, assuming the termination occurred on January 31, 2007:

	Salary	Prorated		Health
	Continuation/	STIP	Unpaid OBP	and	Out-
Name	Severance	Payments(1)	Awards(2)	Welfare(3)	placement(4)	Automobile(5)	Total

Curtis J. Clawson	$2,557,584	—	$1,200,000	$14,358	$239,774	—	$4,011,716
James A. Yost	450,000	$270,000	540,000	12,360	108,000	$38,850	1,419,210
Fred Bentley	380,000	228,000	456,000	12,360	91,200	42,429	1,209,989
Patrick C. Cauley	288,000	172,800	345,333	12,360	69,120	23,826	911,439
Daniel M. Sandberg	350,000	210,000	233,333	5,892	84,000	23,597	906,822

Explanatory Notes and Discussion

(1)	Because SEC rules require these calculations to be made as of the last day of the fiscal year, the prorated portion of the STIP payment is equal to 100% of target.

(2)	These amounts are payable during the seventh month following termination.

(3)	This column reflects the cost of COBRA continuation coverage at current coverage levels and assuming current rates for two years in the case of Mr. Clawson and one year in the case of each other Named Executive Officer. These benefits will be reduced to the extent that the Named Executive Officer receives comparable benefits from a successor employer.

(4)	Outplacement cost is estimated at 15% of base salary plus target STIP.

(5)	This column represents the estimated cost to buy out the remaining lease payments on the vehicles we lease for (or for which we reimburse) the Named Executive Officers and to transfer title into the names of the Named Executive Officers.

Death or Disability.  The benefits to be received by our Named Executive Officers upon death or disability are set forth in their respective employment agreements. If any Named Executive Officer is terminated as the result of death or disability, he (or his estate in the event of death) is entitled to receive:

•	A lump sum payment equal to one year of base salary (without considering voluntary reductions in base salary).

•	A portion of the target STIP payment (calculated at 60% of established base salary for all Named Executive Officers, including Mr. Clawson) prorated through the termination date.

•	Amounts earned and not yet paid under the Officer Bonus Plan

•	Continuation of health and welfare benefits for the Named Executive Officer and/or covered family members for a period of one year.

Termination upon death or disability would not trigger any tax reimbursement payments for any of our Named Executive Officers. All Named Executive Officers (or their estates) would also be entitled to their vested benefits under the 401(k) Plan and the SERP.

The following table sets forth the benefits (other than 401(k) Plan and SERP balances) payable to each Named Executive Officer, upon a termination as the result of death or disability, assuming the termination occurred on January 31, 2007:

		Prorated		Health
		STIP	Unpaid OBP	and
Name	Severance	Payments(1)	Awards(2)	Welfare(3)	Total

Curtis J. Clawson	$799,245	$479,547	$1,200,000	$6,938	$2,485,730
James A. Yost	450,000	270,000	540,000	12,360	1,272,360
Fred Bentley	380,000	228,000	456,000	12,360	1,076,360
Patrick C. Cauley	288,000	172,800	345,333	12,360	818,493
Daniel M. Sandberg	350,000	210,000	233,333	5,892	799,225

Explanatory Notes and Discussion

(1)	Because SEC rules require these calculations to be made as of the last day of the fiscal year, the prorated portion of the STIP payment is equal to 100% of target.

(2)	These amounts are payable as soon as administratively feasible.

(3)	This column reflects the cost of COBRA continuation coverage at current coverage levels and assuming current rates for one year. These benefits will be reduced to the extent that the Named Executive Officer receives comparable benefits from a successor employer.

Change in Control.  The benefits to be received by our Named Executive Officers upon a change of control are set forth in their respective employment agreements and in the plan documents for the Long Term Incentive Plan and the Officer Bonus Plan.

If Mr. Clawson is terminated without cause or resigns, with or without good reason, following a change of control, he is entitled to receive:

•	Continuing payments on normal payroll dates for a period of two years at the rate of 160% of his base salary in effect on the date of termination (without considering voluntary reductions in base salary).

•	Immediate vesting of all stock options and restricted stock units.

•	Payment of all amounts earned and not yet paid under the Officer Bonus Plan.

•	Continuation of health and welfare benefits for the Named Executive Officer and covered family members for a period of two years.

•	Executive level outplacement services.

Certain of these benefits are payable on a “single trigger” basis, meaning they payable whether or not Mr. Clawson’s employment is terminated in connection with the change in control, as noted in the footnotes to the table below.

If any of the other Named Executive Officers is terminated without cause or resigns for good reason following a change in control, he is entitled to receive:

•	A lump sum severance payment equal to two years of base salary (without considering voluntary reductions in base salary) plus two years of the target STIP payment (60% of established base salary) plus an additional payment of $100,000.

•	A portion of his STIP payment, prorated through the date of the change of control, calculated at the higher of the target payment or the estimated actual payment determined by the Company.

•	Immediate vesting of all stock options and restricted stock units.

•	Payment of all amounts earned and not yet paid under the Officer Bonus Plan.

•	Continuation of life, disability, accident and health benefits for the Named Executive Officer and covered family members for a period of two years.

•	Executive level outplacement services.

Certain of these benefits are payable on a single trigger basis, as noted in the footnotes to the table below. Payments made in connection with a change in control would not trigger any tax reimbursement payments for Mr. Clawson, but would trigger such payments for the other Named Executive Officers.

The following table sets forth the benefits (other than 401(k) Plan and SERP balances) payable to each Named Executive Officer, if terminated in connection with a change in control, assuming both the change in control and termination occurred on January 31, 2007, with the single trigger benefits noted in the accompanying notes:

	Cash			Health
	Payments or	STIP Pay-	Unpaid OBP	And	Outplace-	RSU	Tax Reim-
Name	Severance	ments(1)	Awards(2)	Welfare(3)	ment(4)	Vesting(5)	bursements	Total

Curtis J. Clawson	$2,557,584	—	$1,200,000	$14,358	$239,774	$1,978,956	—	$5,990,672
James A. Yost	1,540,000	$270,000	540,000	25,585	108,000	415,459	1,107,172	4,006,216
Fred Bentley	1,316,000	228,000	456,000	25,585	91,200	435,261	964,298	3,516,344
Patrick C. Cauley	1,021,600	172,800	345,333	25,585	69,120	253,151	802,568	2,690,157
Daniel M. Sandberg	1,220,000	210,000	233,333	12,196	84,000	321,637	762,269	2,843,435

Explanatory Notes and Discussion

(1)	The amounts in this column represent target STIP payments, prorated through the date of the change in control, and assume that estimated actual payments are less than or equal to the target payments. These amounts are payable upon a change in control, with or without termination. Because SEC rules require these calculations to be made as of the last day of the fiscal year, the prorated portion of the STIP payment to be received would be equal to 100% of target.

(2)	These amounts are payable as soon as practicable following a change in control, with or without termination.

(3)	This column reflects the cost of COBRA continuation coverage at current coverage levels and assuming current rates for two years in the case of Mr. Clawson and one year in the case of each other Named Executive Officer. These benefits will be reduced to the extent that the Named Executive Officer receives comparable benefits from a successor employer.

(4)	Outplacement cost is estimated at 15% of base salary plus target STIP.

(5)	This column represents the value of restricted units that will vest upon a change of control, based on the closing price of a share of our common stock on January 31, 2007 of $4.57. Awards to all participants under the Long Term Incentive Plan (not just Named Executive Officers) terminate upon a change in control, with or without termination.

DIRECTOR COMPENSATION

Each of our non-employee directors currently receives an annual cash retainer of $32,000 as compensation for his or her service as a director. The annual cash retainer of the lead director, currently Mr. Haymaker, is $64,000. Our non-employee directors also receive additional cash compensation for their service on committees of the Board of Directors in the annual amount of $4,000 for members of the Compensation Committee and the Nominating and Corporate Governance Committee and $8,000 for members of the Audit Committee. The chairperson of each committee receives twice the standard amount per committee chaired, in lieu of the standard amount. These amounts are paid in quarterly installments following the end of each fiscal quarter. Quarterly payments are prorated based on the number of months a director served in such capacities during the fiscal quarter.

In addition, all non-employee directors receive an additional $800 per Board of Directors meeting and committee meeting that he or she attends. Each of these amounts reflects a 20% reduction in our non-employee directors’ cash compensation from that paid in fiscal 2005, which reduction became effective May 1, 2006. Accordingly, the quarterly installment of annual compensation and meeting fees paid with respect to the first fiscal quarter of 2006 were paid at the higher fiscal 2005 rates. The reduction in director compensation was approved by the Compensation Committee and the Board of Directors in connection with reductions to employee compensation in the United States that took effect at the same time. Ms. Feldmann, Dr. Cunningham and Mr. Wallman also received retainers of $2,500 for serving as members of a special committee formed for the purpose of evaluating and making recommendations to the full Board of Directors with respect to potential transactions related to the recapitalization of the Company. Mr. Wallace received a retainer of $15,000 for serving as the chair of this committee and a $2,500 fee for attending a meeting in New York City in connection with the activities of this committee. Mr. Wallman was paid $10,000 for his service as Chair of a special committee formed to advise the full Board of Directors in connection with certain litigation matters.

We also provide our directors with occasional perquisites in connection with attendance at Board of Directors meetings, but the aggregate amount of these perquisites is less than $10,000 for any single director. Our standard arrangements with our directors also provide that if any of our non-employee directors is asked to perform services for us in his or her capacity as a director, such director will be paid $5,000 per day for such services. No such services were requested during the fiscal year.

Each of our non-employee directors is eligible to receive grants of restricted stock units and options to purchase shares of our common stock under our Long Term Incentive Plan. On September 17, 2006, each of our non-employee directors received a grant of 20,000 restricted stock units with a FAS 123R fair value on the grant date of $2.66 per share. The restricted stock units vest in two equal installments and will be converted into either 10,000 shares of common stock or the equivalent value in cash on each of September 17, 2007 and September 17, 2008. None of our non-employee directors received grants of stock options, stock appreciation rights or similar rights during fiscal 2006.

The following table sets forth the total compensation of each of our non-employee directors with respect to fiscal 2006:

	Fees Earned or	Stock
Name	Paid in Cash($)	Awards($)(3)	Total($)

William H. Cunningham	$76,050	$14,963	$91,013
Cynthia L. Feldmann(1)	36,167	14,963	51,130
George T. Haymaker, Jr.	100,000	14,963	114,963
Laurie Siegel(2)	24,750	2,690	27,440
Mohsen Sohi	69,100	19,056	88,156
Richard F. Wallman	101,050	14,963	116,013
Henry D. G. Wallace	93,483	14,963	108,446

Explanatory Notes and Discussion

(1)	Ms. Feldmann became a director on September 17, 2006.

(2)	Ms. Siegel resigned as a director on April 21, 2006.

(3)	Each of our current directors received a grant of 20,000 restricted stock units during fiscal 2006. The amount in this column reflects the compensation expense recognized with respect to these grants pursuant to FAS 123R and, for Ms. Siegel and Mr. Sohi, the compensation expense with respect to grants made in 2004 that vested during 2006. The following table sets forth for each director the grant date fair value of each equity award received during the fiscal year computed in accordance with FAS 123R, the aggregate number of stock awards outstanding at fiscal year end and the aggregate number of option awards outstanding at fiscal year end:

		Aggregate Stock	Aggregate Option
		Awards Outstanding	Awards Outstanding
	Grant Date	at Fiscal	at Fiscal
Name	Fair Value	Year End	Year End

William H. Cunningham	$53,200	20,000	10,909
Cynthia L. Feldmann	53,200	20,000	—
George T. Haymaker, Jr.	53,200	20,000	10,909
Mohsen Sohi	53,200	20,000	8,152
Richard F. Wallman	53,200	20,000	10,909
Henry D. G. Wallace	53,200	20,000	10,909

Ms. Siegel did not receive an equity award during the fiscal year and had no stock awards or option awards outstanding at fiscal year end. We did not grant options to directors as part of our director compensation program during fiscal 2006. Therefore, Ms. Feldmann, who joined the Board of Directors during 2006, does not have any outstanding option awards. The options awards outstanding for the other Directors were granted following our emergence from Chapter 11, except that the grant to Mr. Sohi was made when he joined the Board of Directors in 2004. All option awards have fully vested. The options held by Dr. Cunningham and Messrs. Haymaker, Wallman and Wallace have an exercise price of $13.93 and expire July 28, 2013. The options held by Mr. Sohi have an exercise price of $13.56 and expire May 26, 2014.

TRANSACTIONS WITH RELATED PERSONS

Since February 1, 2005, there has not been, nor is there currently proposed, any transaction to which we were or are to be a participant in which the amount involved exceeds $120,000 in which anyone who during such time was a director, nominee for director, executive officer or a beneficial owner of more than 5% of our common stock, or an immediate family member (as defined in the applicable SEC rules) or person (other than a tenant or employee) sharing the household of any of the foregoing, had or will have a direct or indirect interest material interest (other than executive officer and director compensation arrangements disclosed elsewhere in this proxy statement or approved by the Compensation Committee of the Board of Directors.

The Audit Committee of the Board of Directors is responsible for reviewing and approving, ratifying or disapproving transactions that would be required to be reported in our proxy statements or other filings with the SEC and has adopted written policies and procedures with respect to the review, approval, ratification or disapproval of such transactions. All transactions that could potentially be required to be reported are covered by the policies and procedures. Each executive officer and director is required to report the details of any significant potential transactions between the Company and any individuals or entities that are considered to be related persons because of a relationship with such director or officer. Each executive officer and director is also required to certify to the Company in writing on an annual basis that he or she has reported all such transactions. For persons or entities that are beneficial owners of more than 5% of our common stock, a responsible individual designated by the Company is required to report the details of potential transactions between the 5% beneficial owner and the Company. The Audit Committee (or the Chair if a meeting of the Audit Committee cannot be called on a timely basis) reviews all of the facts and circumstances of the proposed transaction, including:

•	The benefits to the Company.

•	The impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer.

•	The availability of other sources for comparable products or services.

•	The terms of the transaction.

•	The terms available to unrelated third parties or to employees generally.

No member of the Audit Committee may participate in any review, consideration or approval of any such transaction if such member or any of his or her immediate family members is the related person. The Audit Committee (or the Chair) may approve or ratify only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee (or the Chair) determines in good faith.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

ADDITIONAL INFORMATION

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process of “householding” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to 15300 Centennial Drive, Northville, Michigan 48168 or by calling Investor Relations at 734-737-5162.

By Order of the Board of Directors

/s/
Patrick C. Cauley

Patrick C. Cauley
Vice President,
General Counsel and Secretary

May 31, 2007

A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended January 31, 2007 has been included within the package of materials sent to you. We will furnish any exhibit to the Annual Report on Form 10-K upon the request of a stockholder of record for a fee limited to the Company’s reasonable expenses in furnishing such exhibit. Request for exhibits to the Annual Report on Form 10-K should be directed to the Corporate Secretary at 15300 Centennial Drive, Northville, Michigan 48168.

Appendix A

HAYES LEMMERZ INTERNATIONAL, INC.

LONG TERM INCENTIVE PLAN

(AMENDMENT NO. 1)

HAYES LEMMERZ INTERNATIONAL, INC.
LONG TERM INCENTIVE PLAN

(AMENDMENT NO. 1)

Section 1.  Purpose of Plan.

The name of this plan is the Hayes Lemmerz International, Inc. Long Term Incentive Plan (the “Plan”). The Plan was adopted by the Board on July 23, 2003. The purpose of the Plan is to enhance stockholder value by linking long-term incentive compensation to the financial performance of the Company and to further align employees’ financial rewards with the financial rewards realized by the Company and its shareholders. The Plan is also a vehicle to attract and retain key personnel. To accomplish the foregoing, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock and Restricted Stock Units.

Section 2.  Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b) “Award” means an award of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock or Restricted Stock Units under the Plan.

(c) “Award Agreement” means, with respect to each Award, the written agreement between the Company and a Participant setting forth the terms and conditions of an Award.

(d) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e) “Board” means the board of directors of the Company.

(f) “Cause” means, unless otherwise provided in an Award Agreement or an employment agreement between the Participant and the Company or a Subsidiary, (1) the failure by a Participant to substantially perform his or her duties and obligations to the Company; (2) fraud or material dishonesty against the Company; or (3) the commission of any act constituting, the indictment or conviction of, or plea of guilty or nolo contendere for, a felony or a crime involving material dishonesty. Unless otherwise provided in an Award Agreement or employment agreement, determinations of the existence of Cause shall be made by the Committee in its sole discretion.

(g) “Change in Capitalization” means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property (including cash) by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that in the determination of the Committee affects the capitalization of the Company.

(h) “Change of Control” means the first to occur of any one of the events set forth in the following paragraphs:

(1) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the voting stock of the Company, HLI Parent or HLI (for purposes of this clause (1), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); provided, however, that if a person or group inadvertently acquires 50% of the total voting power of the voting stock of the Company, HLI Parent or HLI and such person or group disposes of sufficient stock within thirty days of such event so that it no longer owns 50% of such stock, no event shall be deemed to occur for purposes of this clause (1); or

(2) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company, HLI Parent, HLI and their subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Subsidiary), shall have occurred, or the Company, HLI Parent or HLI merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, HLI Parent or HLI in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company, HLI Parent or HLI is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(a) the outstanding Voting Stock of the Company, HLI Parent or HLI is reclassified into or exchanged for other Voting Stock of the Company, HLI Parent or HLI or for Voting Stock of the surviving Person, and

(b) the holders of the Voting Stock of the Company, HLI Parent or HLI immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company, HLI Parent or HLI or the surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(3) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of, as relevant, the Company, HLI Parent or HLI (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of, as relevant, the Company, HLI Parent or HLI, was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the relevant board of directors then in office; or

(4) the shareholders of the Company, HLI Parent or HLI shall have approved any plan of liquidation or dissolution of the Company, HLI Parent or HLI, as applicable.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(j) “Committee” means the Compensation Committee of the Board, or such other committee established or designated by the Board to administer the Plan. Unless otherwise determined by the Board, the composition of the Committee shall at all times consist solely of persons who are (i) “Nonemployee Directors” as defined in Rule 16b-3 issued under the Exchange Act, and (ii) “outside directors” as defined in section 162(m) of the Code and shall further comply with any applicable regulations set forth in the listing standards of the NASDAQ Stock Market (or such other exchange or automated quotation system on which the Common Stock is then listed for trading).

(k) “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(l) “Company” means Hayes Lemmerz International, Inc., a Delaware corporation.

(m) “Disability” means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company; (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Committee to constitute Disability.

(n) “Dividend Equivalent” means a right granted under Section 8(g) to receive cash, Shares, or other property equal in value to dividends paid with respect to an Award of Restricted Stock Units.

(o) “Eligible Recipient” means an officer, director or key employee of the Company or of any Subsidiary.

(p) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(q) “Exercise Price” means the per Share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

(r) “Fair Market Value” as of a particular date shall mean the fair market value of a Share as determined by the Committee in its sole discretion; provided that, unless otherwise determined by the Committee, (i) if the Shares are admitted to trading on a national securities exchange, Fair Market Value of a Share on any date shall be the average of the highest and lowest trading prices reported for such Share on such exchange on the last date preceding such date on which a sale was reported, (ii) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and has been designated as a National Market System (“NMS”) security, Fair Market Value of a Share on any date shall be the average of the highest and lowest trading prices reported for such Share on such system on the last date preceding such date on which a sale was reported, or (iii) if the Shares are admitted to quotation on the Nasdaq System but have not been designated as an NMS security, Fair Market Value of a Share on any date shall be the average of the highest bid and lowest asked prices of such Share on such system on the last date preceding such date on which both bid and ask prices were reported.

(s) “HLI” shall mean HLI Operating Company, Inc.

(t) “HLI Parent” shall mean HLI Parent Company, Inc.

(u) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(v) “Nonqualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(w) “Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires, to acquire Shares granted pursuant to the Plan.

(x) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(y) “Participant” means any Eligible Recipient selected by the Committee, pursuant to the Committee’s authority in Section 3 hereof, to receive Awards. A Participant who receives the grant of an Option is sometimes referred to herein as an “Optionee.”

(z) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities and (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(aa) “Plan” means this Hayes Lemmerz International, Inc. Long Term Incentive Plan.

(bb) “Property” shall mean, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including capital stock in, and other securities of, any other Person.

(cc) “Restricted Stock” means shares of Common Stock granted pursuant to the terms of Section 8 of the Plan and which are subject to forfeiture and the restrictions as set forth in Section 8(d).

(dd) “Restricted Stock Units” means the right to receive in cash or Shares (as the Committee determines) the Fair Market Value of a Share of Company Stock granted pursuant to Section 8 hereof.

(ee) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(ff) “Shares” means shares of Common Stock and any successor security.

(gg) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(hh) “Ten Percent Owner” means an Eligible Recipient who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiary corporations.

(ii) “Voting Stock” shall mean all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

(jj) “Wholly Owned Subsidiary” shall mean, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares and other de minimis amounts of shares required to be issued to third parties pursuant to local law requirements, including the 100,000 shares of series A cumulative redeemable exchangeable preferred stock of HLI issued pursuant to the Plan of Reorganization of Hayes Lemmerz International, Inc. and outstanding on the date hereof) is at such time owned, directly or indirectly, by the Company and its other wholly owned subsidiaries.

Section 3.  Administration.

(a) The Plan shall be administered by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Committee shall have the power and authority, without limitation:

(i) to select those Eligible Recipients who shall be Participants;

(ii) to determine whether and to what extent Options or Awards of Restricted Stock or Restricted Stock Units are to be granted hereunder to Participants;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or Awards of Restricted Stock or Restricted Stock Units granted hereunder;

(vi) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(vii) to provide a mechanism by which Participants may defer compensation related to Restricted Stock Units granted hereunder and to select those Participants who shall be eligible to make such deferrals; and

(viii) to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto) in its sole discretion and to otherwise supervise the administration of the Plan.

(b) The Committee may, in its sole discretion, without amendment to the Plan, (i) accelerate the date on which any Option granted under the Plan becomes exercisable or vested, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, and (ii) accelerate the lapse of restrictions, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or Restricted Stock Unit or otherwise adjust any of the terms applicable to any such Award; provided that no action under this Section 3(b) shall adversely affect any outstanding Award without the consent of the holder thereof.

(c) All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation. The Plan and grants of Awards made pursuant to the Plan are intended, to the extent applicable, to satisfy the requirements of section 162(m) of the Code and grants of Awards under the Plan are intended, to the extent applicable, to be exempt under Rule 16b-3 under the Exchange Act and the Plan shall be interpreted in a manner consistent with the requirements thereof.

Section 4.  Shares Reserved for Issuance Under the Plan.

(a) The total number of Shares reserved and available for issuance under the Plan shall be 9,734,554 Shares. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

(b) To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised, (ii) any Shares subject to any award of Restricted Stock or Restricted Stock Units are forfeited, or (iii) any Shares are used to pay all or a portion of the Exercise Price of an Option or to satisfy any tax withholding obligations with respect to an Award, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

(c) The aggregate number of Shares with respect to which Awards may be granted to any individual Participant during any fiscal year shall not exceed one million (1,000,000) Shares.

Section 5.  Equitable Adjustments; Change in Control

(a) In the event of any Change in Capitalization, an equitable substitution or adjustment shall be made in (i) the aggregate number and/or kind of Shares or other securities reserved for issuance under the Plan, (ii) the kind, number and/or Exercise Price of Shares, securities or other property subject to outstanding Options granted under the Plan, and (iii) the kind, number and/or purchase price of Shares or other property subject to outstanding awards of Restricted Stock or Restricted Stock Units granted under the Plan, in each case as may be determined by the Committee, in its sole discretion. Such other equitable substitutions or adjustments shall be made to Awards as may be determined by the Committee to be necessary or appropriate, in its sole discretion.

(b) Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, in the event of a Change of Control, each then-outstanding Award shall become fully vested and, if applicable, exercisable as of the date of the Change of Control.

Section 6.  Eligibility.

The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Eligible Recipients. The Committee shall have the authority to grant to any Eligible Recipient Awards of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units or a combination of the foregoing.

Section 7.  Options.

(a) General.  Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The provisions of Options need not be the same with respect to each Participant or grant of Options. Each Award Agreement shall set forth the Exercise Price of the Option, the term of the Option and any applicable provisions regarding exercisability and vesting of the Option granted thereunder. The Options granted under the Plan may be either Incentive Stock Options or Nonqualified Stock Options or a combination of the two. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(i) of this Section 7 and the Award Agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall determine.

(b) Exercise Price.  The Exercise Price of Shares purchasable under an Option shall be determined by the Committee in its sole discretion at the time of grant and shall not be less than 100% of the Fair Market Value per Share on such date (110% of the Fair Market Value per Share on the date of grant if, on such date, the Eligible Recipient is a Ten Percent Owner and the Option is an Incentive Stock Option).

(c) Option Term.  The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Recipient is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(d) Exercisability.  Options shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished corporate performance goals, as shall be determined by the Committee and set forth in the Award Agreement. The Committee may also provide that Options shall become exercisable in installments, and the Committee may waive any such vesting provisions at any time, in whole or in part in its sole discretion. The Committee may provide at the time of grant or anytime thereafter, in its sole discretion, that any Option shall be exercisable with respect to Shares that are not vested, subject to such other terms and conditions as the Committee determines, including the requirement that the Optionee execute a Restricted Stock Award Agreement.

(e) Method of Exercise.  Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, and any taxes due thereon in accordance with Section 10 hereof, as determined by the Committee. If approved by the Committee, in its sole discretion, payment in whole or in part may also be made (i) by means of any cashless exercise procedure approved by the Committee, (ii) in the form of unrestricted Shares, which the Committee may require to have been owned by the Optionee for more than six months (valued at their Fair Market Value of the time of exercise), (iii) any other form of consideration approved by the Committee and permitted by applicable law or (iv) any combination of the foregoing.

(f) Rights as Stockholder.  An Optionee shall have no right to receive Shares or rights to dividends or any other rights of a stockholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, and has satisfied the requirements of Section 10 hereof.

(g) Nontransferability of Options.  Except as permitted by the Committee, the Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution (including by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the Participant) and all Options shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative, in each case.

(h) Termination of Employment or Service.  Unless otherwise provided in an Award Agreement or an employment agreement between the Participant and the Company or a Subsidiary, if an Optionee’s employment with or service to the Company or with or to any Parent or Subsidiary terminates for any reason other than Cause, (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable for ninety days (six months in the case of termination by reason of death or Disability), or until such later date as is otherwise determined by the Committee thereafer, and (ii) Options granted to such Optionee, to the extent that they were not exercisable at the time of such termination, shall expire on the date of such termination. The 90-day period described in the preceding sentence (i) shall be extended to six months from the date of such termination in the event of the Optionee’s death during such 90-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term. Unless provided in an Award Agreement or in the Committee’s discretion any time thereafter, in the event of the termination of an Optionee’s employment or service for Cause, all outstanding Options granted to such Participant shall expire immediately upon such termination.

(i) Limitation on Incentive Stock Options.  To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

Section 8.  Restricted Stock and Restricted Stock Units.

(a) General.  Awards of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. The Committee shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock and Restricted Stock Units shall be made; the number of Shares and/or Units to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 8(d)) applicable to awards of Restricted Stock and Restricted Stock Units. The provisions of the awards of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant or grant of Restricted Stock or Restricted Stock Units.

(b) Purchase Price.  The price per Share, if any, that a Participant must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Committee in its sole discretion at the time of grant.

(c) Awards and Certificates.  The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Committee may specify after the award date. Each Participant who is granted an Award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(d) Nontransferability.  The Awards of Restricted Stock and Restricted Stock Units granted pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Committee and set forth in the Award Agreement (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign shares of Restricted Stock or Restricted Stock Units awarded under the Plan except by will or the laws of descent and distribution; provided that the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Committee may determine in its sole discretion. The Committee may also impose such other restrictions and conditions, including the achievement of preestablished corporate performance goals, on awarded Restricted Stock and Restricted Stock Units as it deems appropriate. Any attempt to dispose of any Restricted Shares in contravention of any such restrictions shall be null and void and without effect.

(e) Rights as a Stockholder.  Except as provided in Section 8(c) or 8(g) or as otherwise provided in an Award Agreement, the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such Awards of Restricted Stock except as the Committee, in its sole discretion, shall otherwise determine. A Participant who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Units.

(f) Termination of Employment.  The rights of Participants granted Awards of Restricted Stock or Restricted Stock Units upon termination of employment or service as a director of the Company or of any Parent or of any Subsidiary for any reason during the Restricted Period shall be set forth in the Award Agreement governing such Awards.

(g) Dividend Equivalents.  The Committee may grant Dividend Equivalents to Participants in respect of Awards of Restricted Stock Units. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided that, unless otherwise determined by the Committee, Dividend Equivalents shall be subject to all conditions and restrictions of the underlying Restricted Stock Units to which they relate.

Section 9.  Amendment and Termination.

The Board may amend, alter or discontinue the Plan, but, subject to Section 5, no amendment, alteration, or discontinuation shall be made that would materially impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of section 162(m) or 422 of the Code, stock exchange rules or other applicable law. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5, no such amendment shall impair the rights of any Participant without his or her consent.

Section 10.  Withholding Taxes.

Whenever Shares are deliverable pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state, local and other withholding tax requirements related thereto. With the prior approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date upon which the Shares are received by the Company.

Section 11.  General Provisions.

(a) Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Common Stock may then be listed.

(b) All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(c) Neither the adoption of the Plan nor the granting of any Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time. The granting of one Award to an Eligible Recipient shall not entitle the Eligible Recipient to any additional grants of Awards thereafter.

(d) No fractional Shares shall be issued or delivered pursuant to the Plan.

(e) The provisions of the Plan and applicable Award Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Company and upon persons who acquire the right to exercise the Option granted pursuant to the Award Agreement by will or through the laws of descent and distribution.

(f) In the event any one or more of the provisions of the Plan or any Award Agreement shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended, but only to the extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 12.  Effective Date of Plan.

(a) The Plan has been approved by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in connection with the confirmation of the Modified First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and Its Affiliated Debtors and Debtors in Possession, filed with the Bankruptcy Court on April 9, 2003 and in accordance with Section 303 of the Delaware General Corporation Law, such approval constitutes stockholder approval thereof. The Plan shall be effective as of the date of the Board approval.

Section 13.  Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted prior to such date shall remain in effect beyond that date in accordance with their terms.

Section 14.  Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

Hayes Lemmerz International, Inc.
15300 Centennial Drive
Northville, MI 48167

HAYES LEMMERZ INTERNATIONAL, INC.
ANNUAL MEETING TO BE HELD AT 8:00 A.M. ON JULY 17, 2007
Westin Detroit Metropolitan Airport
2501 Worldgateway Place
Romulus, Michigan 48242
Proxy Solicited on Behalf of the Board of Directors
The undersigned stockholder hereby appoints Patrick C. Cauley and Steven Esau, or any of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as provided on the reverse side hereof, all of the Common Stock of Hayes Lemmerz International, Inc. which the undersigned, as of May 29, 2007, the Record Date for the Annual Meeting, is entitled to vote at the Annual Meeting of Stockholders to be held on July 17, 2007 or any adjournment or postponement thereof. This proxy will be voted “FOR” Items 1, 2 and 3 if no instruction to the contrary is indicated. If any other business is properly presented at the meeting, this proxy will be voted in accordance with the recommendation of the Board of Directors. Should a director nominee be unable or unwilling to serve, or the Board of Directors determines for good cause such director should not serve as a director, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.
IMPORTANT — This Proxy is continued on the reverse side.
Please sign and date on the reverse side and return today.

Address Change/Comments (Mark the corresponding box on the reverse side)

/\ FOLD AND DETACH HERE /\
THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED,
WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
“FOR” ITEMS 1, 2 AND 3.

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This proxy will be voted “FOR” items 1, 2 and 3 if no instruction to the contrary is indicated. If any other business is properly presented at the meeting, this proxy will be voted in accordance with the recommendation of the Board of Directors.
Please Mark Here for Address Change or Comments     ☐
SEE REVERSE SIDE

WITHHOLD
1.	Election of Class I Directors:	FOR all nominees listed at left (except as marked to the contrary)	AUTHORITY to vote for all nominees listed at left

01 Curtis J. Clawson 02 George T. Haymaker, Jr.

		☐	☐

		FOR	AGAINST	ABSTAIN
2.
Proposal to approve an amendment to our Long Term Incentive Plan to increase the number of shares reserved for the issuance of awards under the Long Term Incentive Plan from 3,734,554 shares to 9,734,554:
		☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Proposal to ratify the appointment of KPMG LLP as independent auditors for the Company for its fiscal year ending January 31, 2008:	☐	☐	☐
KPMG LLP as independent auditors for the Company for its fiscal year

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.)

Dated:	, 2007

Signature

Signature
Please sign exactly as name appears on this proxy. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, an authorized person should sign.

/\ FOLD AND DETACH HERE /\
YOUR VOTE IS IMPORTANT!
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
ITEMS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN THE ABOVE PROXY CARD
TODAY USING THE POSTAGE-PAID ENVELOPE PROVIDED,
WHETHER OR NOT YOU EXPECT TO ATTEND
THE ANNUAL MEETING.

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